UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Kinsale Capital Group, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2035 Maywill Street
Suite 100
Richmond, VA 23230
April 7, 2025
Dear Stockholder:
We cordially invite you to attend Kinsale Capital Group, Inc.’s Annual Meeting of Stockholders. The meeting will be held at The Commonwealth Club, 401 W. Franklin Street, Richmond, VA 23220 at 10:30 a.m., Eastern Daylight Time, on May 22, 2025.
Details regarding admission to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
Your vote is important. At the meeting, stockholders will vote on a number of important matters. Please take the time to carefully read each of the proposals described in the attached Proxy Statement.
Thank you for your support of Kinsale Capital Group, Inc.
Sincerely,

Michael P. Kehoe
Chairman and Chief Executive Officer

2035 Maywill Street, Suite 100
Richmond, VA 23230
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:30 a.m., Eastern Daylight Time, on May 22, 2025

Place	The Commonwealth Club, 401 W. Franklin Street, Richmond, VA 23220

Items of Business
1. To elect the nine directors identified in the accompanying proxy statement to serve a one-year term until the 2026 annual meeting of stockholders;

2. To hold an advisory vote on executive compensation;

3. To approve Amendment to the Company’s Certificate of Incorporation
to include exculpation of officers

4. To approve the Kinsale Capital Group, Inc. 2025 Omnibus Incentive Plan

5. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year 2025; and

6. To transact any other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Record Date	You are entitled to vote at the Annual Meeting and at any adjournment or postponement thereof if you were a holder of shares of our common stock of record at the close of business on March 27, 2025.

Voting	Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible. If you are a stockholder of record, you may vote via the Internet at www.proxyvote.com, or, if you have received a printed copy of these proxy materials by mail, you may vote by phone or by signing, dating, and returning your proxy card in the prepaid envelope provided. If you are a beneficial owner, you should follow the voting instructions provided by your broker, bank or other intermediary.

Internet Availability of Proxy Materials	Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 22, 2025. Kinsale Capital Group, Inc.’s Proxy Statement and Annual Report to Stockholders are available at: https://materials.proxyvote.com/49714P.

By Order of the Board of Directors,
April 7, 2025	/s/ Amanda E. Viol
Richmond, Virginia	Amanda E. Viol
Secretary

2035 Maywill Street
Suite 100
Richmond, VA 23230
PROXY STATEMENT
The Board of Directors of Kinsale Capital Group, Inc. (the “Company,” the “Board,” “we,” “us” or “our”) is soliciting your proxy to vote at the 2025 annual meeting of stockholders to be held at 10:30 a.m., Eastern Daylight Time, on May 22, 2025, and any adjournment or postponement of that meeting (the “Annual Meeting”).
The Annual Meeting will be held at The Commonwealth Club, 401 W. Franklin Street, Richmond, VA 23220. A Notice of Internet Availability of Proxy Materials (the “Proxy Notice”), containing instructions on how to access this Proxy Statement and our Annual Report to Stockholders online, was mailed to stockholders on or about April 7, 2025. On that date, we also began mailing a full set of proxy materials to those stockholders who had previously requested paper copies of our proxy materials.
If you received the Proxy Notice by mail, you will not automatically receive a printed copy of the proxy materials or our Annual Report to Stockholders. Instead, the Proxy Notice instructs you how you may access this information online and instructs you how you may submit your proxy. If you would like to receive a printed copy of our proxy materials, including our Annual Report to Stockholders, you should follow the instructions for requesting such materials included in the Proxy Notice.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING
Why am I receiving these materials?
We are providing these proxy materials to you in connection with the solicitation, by the Board, of proxies to be voted at our Annual Meeting and at any adjournment or postponement thereof. You are receiving this Proxy Statement because you were a Company stockholder as of the close of business on the Record Date. This Proxy Statement provides notice of the Annual Meeting, describes the proposals presented for stockholder action and includes information required to be disclosed to stockholders.
How do I obtain electronic access to the Annual Report to Stockholders and proxy materials?
This Proxy Statement and our Annual Report to Stockholders are available at https://materials.proxyvote.com/49714P. If you are a stockholder of record, you may elect to receive future annual reports or proxy statements electronically by so indicating on our proxy voting website at www.proxyvote.com or on your proxy card. If you hold your shares in “street name,” you should contact your broker, bank or other intermediary for information regarding electronic delivery of proxy materials.
An election to receive proxy materials electronically will remain in effect for all future annual meetings unless revoked. Stockholders requesting electronic delivery may incur costs, such as telephone and Internet access charges, that must be borne by the stockholder.

What proposals will be voted on at the Annual Meeting?
There are five proposals scheduled to be voted on at the Annual Meeting:
•Proposal 1: To elect the nine directors identified in this Proxy Statement to serve a one-year term until the 2026 annual meeting of stockholders;
•Proposal 2: To hold an advisory vote on executive compensation;
•Proposal 3: To approve an Amendment to the Company’s Certificate of Incorporation to include exculpation of officers;
•Proposal 4: To approve the Kinsale Capital Group, Inc. 2025 Omnibus Incentive Plan;
•Proposal 5: To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2025 and
•Such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
What is the Board’s voting recommendation?
The Board recommends that you vote your shares:
•“FOR” the election of the nine directors identified in this Proxy Statement to serve a one-year term until the 2026 annual meeting of stockholders;
•“FOR” the approval, on an advisory basis, of the compensation of our executive officers;
•“FOR” the amendment to our Certificate of Incorporation to include the exculpation of officers;
•“FOR” the Kinsale Capital Group, Inc. 2025 Omnibus Incentive Plan and
•“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2025.
What shares owned by me can be voted?
All shares owned by you as of the Record Date, which is the close of business on March 27, 2025, may be voted by you. These shares include shares that are:
•    held directly in your name as the stockholder of record and
•    held for you as the beneficial owner through a broker, bank or other nominee.
Who is entitled to vote at the Annual Meeting?
All stockholders who owned shares of our common stock as of the Record Date, which is the close of business on March 27, 2025, may vote at the Annual Meeting, either in person or by proxy. Each common stockholder is entitled to one vote on each matter properly brought before the Annual Meeting. On the Record Date, we had approximately 23,307,618 shares of our common stock outstanding and entitled to vote.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.
Stockholder of Record. If your shares are registered directly in your name with the transfer agent of our common stock, Computershare Inc. (“Computershare”), you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to certain officers or to vote in person at the Annual Meeting. You may vote by phone, via the Internet, or, if you have received a printed copy of these proxy materials by mail, by signing, dating, and returning your proxy card in the prepaid envelope provided.
Beneficial Owner. If your shares are held in an account at a broker, bank or other intermediary, like many of our stockholders, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other intermediary how to vote your shares, and you are also invited to attend the Annual Meeting.
Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, or other intermediary that is the stockholder of record of your shares giving you the right to vote the shares at the Annual Meeting. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. If available, you may also vote by proxy on the Internet or by phone. Your broker, bank or other intermediary mailed you a proxy notice or proxy card with voting instructions.
How can I vote my shares in person at the Annual Meeting?
Stockholders of record and beneficial owners as of the Record Date may vote in person at the Annual Meeting. If you choose to vote your shares in person at the Annual Meeting, please bring proof of ownership of our common stock on the Record Date, such as a proxy card or the legal proxy, voting instruction card provided by your broker, bank or other intermediary, as well as proof of identification. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.
How can I vote my shares without attending the Annual Meeting?
Whether you hold your shares directly as the stockholder of record or beneficially in “street name,” you may direct your vote without attending the Annual Meeting by proxy. If you are a stockholder of record, you may vote via the Internet at www.proxyvote.com, or, if you have received a printed copy of these proxy materials by mail, you may vote by phone or by signing, dating, and returning your proxy card in the prepaid envelope provided. If you are a beneficial owner, you should follow the voting instructions provided by your broker, bank or other intermediary. Mailed proxy cards must be received no later than 11:59 p.m. Eastern Daylight Time on May 21, 2025 in order to be counted for the annual meeting.
What is the quorum requirement for the Annual Meeting?
A quorum is necessary to hold a valid Annual Meeting. A quorum exists if the holders of a majority of our capital stock issued and outstanding and entitled to vote thereat are present in person or represented by proxy. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the particular matter on which the broker has expressly not voted. Thus, a broker non-vote will not impact our ability to obtain a quorum and will not otherwise affect the outcome of the vote on a proposal that requires the approval of a majority of the votes present in person or represented by proxy and entitled to vote (Proposals 1, 2, 3, 4 and 5).
Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.
What happens if I do not give specific voting instructions?
If your shares are held in “street name” and you do not instruct your broker on how to vote your shares, your broker, in its discretion, may either leave your shares unvoted or vote your shares on routine matters. Only Proposal 5 (Ratification of Independent Registered Public Accounting Firm) is considered a routine matter. If your broker returns a proxy card but does not vote your shares, this results in a “broker non-vote.” Broker non-votes will be counted as present for the purpose of determining a quorum. For routine matters, any shares represented by proxies that are marked to “ABSTAIN” from voting on a proposal will be counted as present in determining whether we have a quorum. They will also be counted in determining the total number of shares entitled to vote on a routine matter.
What is the vote required for each proposal?

Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal 1 - Election of nine directors	Majority of the Shares Entitled to Vote and Present in Person or Represented by Proxy	No
Proposal 2 - Advisory vote on executive compensation	Majority of the Shares Entitled to Vote and Present in Person or Represented by Proxy	No
Proposal 3 - Approve Amendment to the Company’s Certificate of Incorporation to include exculpation of officers	Majority of the total Outstanding Shares Entitled to Vote	No
Proposal 4 - Approve the Kinsale Capital Group, Inc. 2025 Omnibus Incentive Plan	Majority of the Shares Entitled to Vote and Present in Person or Represented by Proxy	No
Proposal 5 - Ratification of independent registered public accounting firm for fiscal year 2025	Majority of the Shares Entitled to Vote and Present in Person or Represented by Proxy	Yes

With respect to Proposals 1, 2, 3, 4 and 5 you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” from voting on any of these proposals, the abstention will have the same effect as an “AGAINST” vote.

If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted as described above in “What happens if I do not give specific voting instructions?”

Proposals 1, 2, 3 and 4 are not considered routine matters, and without your instruction, your broker cannot vote your shares. Because brokers do not have discretionary authority to vote on these proposals, broker non-votes will not be considered in determining the number of votes necessary for approval and, therefore, will have no effect on the outcome of the votes for these proposals. However, broker non-votes will be treated as shares present for purposes of determining a quorum at the Annual Meeting.

What does it mean if I receive more than one proxy or voting instruction card?
It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.
Who will count the vote?
A representative of Broadridge will tabulate the votes and act as the inspector of election.
Can I revoke my proxy or change my vote?
Yes. You may revoke your proxy or change your voting instructions prior to the vote at the annual meeting. You may enter a new vote by mailing a new proxy card or new voting instruction card bearing a later date (which will automatically revoke your earlier voting instructions). Your new vote must be received by 11:59 p.m. Eastern Daylight Time on May 21, 2025. You may also enter a new vote by attending the annual meeting and voting in person. Your attendance at the annual meeting in person will not cause your previously granted proxy to be revoked unless you specifically so request.
Who will bear the cost of soliciting votes for the Annual Meeting?
We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic transmission by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. In addition, we may reimburse the transfer agent, brokerage firms and other persons representing beneficial owners of shares of our common stock for their expenses in forwarding solicitation material to such beneficial owners.
Where may I request a separate copy of this Proxy Statement or the Annual Report to Stockholders if I share an address with other stockholders?
To reduce expenses, in some cases, we are delivering one set of proxy materials to certain stockholders who share an address, unless otherwise requested by one or more of the stockholders. A separate proxy card will be included with the proxy materials for each stockholder. Any stockholder of record who wishes to receive a separate copy of this Proxy Statement or our Annual Report to Stockholders as filed with the U.S. Securities and Exchange Commission (the “SEC”) without charge may (i) call us at 804-289-1272 or (ii) mail a request to: Kinsale Capital Group, Inc., 2035 Maywill Street, Suite 100, Richmond, VA 23230, Attention: Secretary, and we will promptly deliver the requested materials to you at no additional cost to you. You may also obtain our Annual Report to Stockholders, as well as this Proxy Statement, on the SEC’s website (www.sec.gov), or on our website at http://ir.kinsalecapitalgroup.com.
Is my vote confidential?
Yes. We encourage stockholder participation in corporate governance by ensuring the confidentiality of stockholder votes. We have designated Broadridge to receive and tabulate stockholder votes. Your vote on any particular proposal will be kept confidential and will not be disclosed to us or any of our officers or employees except (i) where disclosure is required by applicable law, (ii) where disclosure of your vote is expressly requested by you or (iii) where we conclude in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes. However, aggregate vote totals will be disclosed to us from time to time and publicly announced at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of March 27, 2025, unless otherwise indicated, regarding the beneficial ownership of shares of our common stock by (1) each person (including any group as defined in the Securities Exchange Act of 1934 (the “Exchange Act”)) known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (2) each of our directors and director nominees, (3) each of our named executive officers, and (4) all of our directors and executive officers as a group. Unless otherwise indicated, the address for each person named below is c/o Kinsale Capital Group, Inc., 2035 Maywill Street, Suite 100, Richmond, Virginia 23230.
The amounts and percentages owned are reported on the basis of the SEC’s rules governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting or investment power, which includes the power to dispose such security. A person is also deemed to be a beneficial owner of any securities the person has the right to acquire within 60 days. These securities are deemed to be outstanding for purposes of computing that person's ownership percentage, but not for purposes of computing any other person's ownership percentage. Under these rules, more than one person may be deemed a beneficial owner of the same securities. Computations are based on 23,307,618 shares of our common stock outstanding as of March 27, 2025.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares	% of Class
Greater than 5% Stockholders:
BlackRock, Inc.(1)	2,090,740	9.0
The Vanguard Group(2)	2,090,388	9.0
Baron Capital Group, Inc. and affiliated entities(3)	1,745,415	7.5
Named Executive Officers and Directors:
Michael P. Kehoe(4)	916,357	3.9
Brian D. Haney(5)	159,395	*
Bryan P. Petrucelli(6)	68,024	*
Mark J. Beachy(7)	7,649	*
Diane D. Schnupp(8)	8,044	*
Steven J. Bensinger(9)	28,388	*
Teresa P. Chia(10)	2,582	*
Mary Jane B. Fortin(11)	354	*
Robert V. Hatcher, III(12)	1,787	*
Anne C. Kronenberg(13)	8,393	*
Robert Lippincott, III(14)	8,162	*
James J. Ritchie(15)	8,352	*
Frederick L. Russell, Jr.(16)	28,367	*
Gregory M. Share(17)	32,379	*
All executive officers and directors as a group (14 persons)	1,278,233	5.5
* Less than 1%.

(1) Information is based on a Schedule 13G/A filed with the SEC on January 25, 2024 by BlackRock, Inc. BlackRock, Inc. reported sole voting power over 2,018,140 shares of common stock and sole dispositive power over 2,090,740 shares of common stock. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(2) Information is based on a Schedule 13G/A filed with the SEC on February 13, 2024 by the Vanguard Group. The Vanguard Group reported shared voting power over 9,761 shares of common stock, sole dispositive power over 2,057,294 shares of common stock, and shared dispositive power over 33,094 shares of common stock. The address of the Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.
(3) Information is based on a Schedule 13G/A filed with the SEC on November 14, 2024 by BAMCO INC /NY/ (the “BAMCO 13G”). Baron Capital Group, Inc. and its subsidiaries BAMCO, Inc. and Baron Capital Management, Inc. reported beneficial ownership in the aggregate of    1,745,415 shares of common stock. According to the BAMCO 13G, (i) Baron Capital Group, Inc. and Ronald Baron, who owns a controlling interest in Baron Capital Group, Inc., have shared voting power over 1,685,315 shares of common stock and shared dispositive power over 1,745,415 shares of common stock, (ii) BAMCO, Inc. has shared voting power over 1,595,108 shares of common stock and shared dispositive power over 1,655,208 shares of common stock and (iii) Baron Capital Management, Inc. has shared voting and dispositive power over 90,207 shares of common stock. The address of BAMCO, Inc., Baron Capital Group, Inc., Baron Capital Management, Inc. and Ronald Baron is 767 Fifth Avenue, 49th Floor, New York, NY 10153.
(4) Consists of (i) 289,016 shares of common stock and 14,027 shares of restricted stock held by Michael P. Kehoe directly, (ii) 27,576 shares of common stock Mr. Kehoe has the right to acquire pursuant to options that are currently exercisable, and (iii) 585,738 shares of common stock held by M.P. Kehoe, LLC, of which Mr. Kehoe is a manager.
(5) Consists of (i) 80,581 shares of common stock held in the Brian D. Haney Trust, of which Mr. Haney is the trustee, (ii) 62,331 shares of common stock held in the Elizabeth T. Haney Trust, of which Mr. Haney's spouse is the trustee and (iii) 11,084 shares of common stock and 5,399 shares of restricted stock held by Brian D. Haney directly.
(6) Consists of (i) 57,424 shares of common stock and 5,500 shares of restricted stock held by Bryan P. Petrucelli directly and (ii) 5,100 shares of common stock Mr. Petrucelli has the right to acquire pursuant to options that are currently exercisable.
(7) Consists of 3,439 shares of common stock and 4,210 shares of restricted stock held by Mark J. Beachy directly.
(8) Consists of 3,953 shares of common stock and 4,091 shares of restricted stock held by Diane D. Schnupp directly.
(9) Consists of 28,034 shares of common stock and 354 shares of restricted stock held by Steven J. Bensinger directly.
(10) Consists of 2,228 shares of common stock and 354 shares of restricted stock held by Teresa P. Chia directly.
(11) Consists of 354 shares of restricted stock held by Mary Jane B. Fortin directly.
(12) Consists of 1,433 shares of common stock and 354 shares of restricted stock held by Robert V. Hatcher, III directly.
(13) Consists of 8,039 shares of common stock and 354 shares of restricted stock held by Anne C. Kronenberg directly.
(14) Consists of 7,808 shares of common stock and 354 shares of restricted stock held by Robert Lippincott, III directly.
(15) Consists of (i) 7,348 shares of common stock and 354 shares of restricted stock held by James J. Ritchie directly and (ii) 650 shares held by Mr. Ritchie’s spouse.
(16) Consists of (i) 447 shares of common stock and 354 shares of restricted stock held by Frederick L. Russell, Jr. directly, (ii) 4,000 shares of common stock Mr. Russell has the right to acquire pursuant to options that are currently exercisable and (iii) 23,566 shares of common stock held by The Frederick L. Russell, Jr. Revocable Trust, of which Mr. Russell is the trustee.
(17) Consists of (i) 2,025 shares of common stock and 354 shares of restricted stock held by Gregory M. Share directly and (ii) 30,000 shares of common stock held by Ambina Capital Partners LLC, of which Mr. Share is a managing member.

PROPOSAL 1: ELECTION OF DIRECTORS
At the Annual Meeting, our stockholders will be asked to consider nine nominees for election to the Board to serve a one-year term until the 2026 annual meeting of stockholders.
As disclosed in our Current Report on Form 8-K filed with the SEC on February 18, 2025, Mr. Ritchie notified the Company that he does not intend to stand for re-election when his current term expires at the upcoming Annual Meeting, and the Board anticipates that it will reduce the size of the Board from ten to nine members effective immediately prior to the Annual Meeting.
The names of the nine nominees for director, their current positions and offices, tenure as a Company director, and their board committee memberships are set forth in the table below. All of the nominees are current Company directors and have been determined by the Board to be independent, with the exception of Mr. Kehoe. The Compensation, Nominating and Corporate Governance Committee of the Board (the “CNCG Committee”) has reviewed the qualifications of each of the nominees and has recommended to the Board that each nominee be submitted to a vote of our stockholders at the Annual Meeting. The Board unanimously approved the CNCG Committee’s recommendation at its meeting on February 20, 2025.
The Board expects each nominee to be able to serve if elected. If a nominee is unable to serve, your proxy may be voted for any substitute candidate nominated by the Board. In accordance with our current Second Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws (“By-Laws”), the nine nominees receiving the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be elected for a one-year term.

Name	Position with Company	Age	Director Since	Committee Membership	Value of At-Risk Investment (1)
Michael P. Kehoe	Chairman of the Board and Chief Executive Officer	58	2009	Investment	$446,036,770
Steven J. Bensinger	Director	70	2015	Chair of Audit	$13,817,859
Teresa P. Chia	Director	43	2021	Audit	$1,256,789
Mary Jane B. Fortin	Director	60	2024	Audit	$172,310
Robert V. Hatcher, III	Director	68	2021	CNCG	$869,822
Anne C. Kronenberg	Director	65	2017	Chair of Investment	$4,085,293
Robert Lippincott, III	Lead Independent Director	78	2010	CNCG	$3,972,854
Frederick L. Russell, Jr.	Director	65	2010	Investment	$13,807,637
Gregory M. Share	Director	51	2017	Chair of CNCG	$15,760,478
(1) Indicates the total market value of common shares, restricted stock and stock options held by a director based on the closing price of our common stock on March 27, 2025.

The following is additional information about each of the nominees as of the date of this Proxy Statement.
Michael P. Kehoe has served as our Chairman of the Board and Chief Executive Officer since March 2024. Prior to becoming Chairman of the Board, Mr. Kehoe served as President and Chief Executive Officer from June 2009 to March 2024. From 2002 to 2008, Mr. Kehoe was the President and Chief Executive Officer at James River Insurance Company and previously served in various senior positions at Colony Insurance Company from 1994 to 2002, finishing as Vice President of Brokerage Underwriting. Mr. Kehoe earned a B.A. in Economics from Hampden-Sydney College and a J.D. from the University of Richmond School of Law.
We believe Mr. Kehoe’s qualifications to serve on the Board include his over 30 years of underwriting, claims and executive experience in the property & casualty industry.

Steven J. Bensinger has served as one of our directors since July 2015. Mr. Bensinger currently serves as Senior Advisor with Howden Re, formerly Howden Tiger, a privately-held reinsurance broker, strategic and risk capital advisor to the insurance industry. Prior to joining Howden Re in October 2015, Mr. Bensinger was a Senior Managing Director at FTI Consulting in its Global Insurance Services Practice. From January 2010 to June 2011, he served as Executive Vice President and Chief Financial Officer at The Hanover Insurance Group. From September 2002 to October 2008, Mr. Bensinger held a number of senior executive positions at American International Group, Inc. (AIG), including Chief Financial Officer. He was appointed Vice Chairman, Financial Services, in May 2008 in addition to retaining Chief Financial Officer responsibilities. Mr. Bensinger has also held senior positions with Combined Specialty Group, Inc. (Aon), Chartwell Re Corporation, Skandia America Corporation and Coopers & Lybrand, a predecessor firm of PricewaterhouseCoopers. Mr. Bensinger is a director of Accredited Insurance Program Management, Clearcover Insurance Company, The Doctors Company, and Ariel Re Holdings Limited. He earned a B.S. from New York University's Leonard N. Stern School of Business.
We believe Mr. Bensinger’s qualifications to serve on the Board include his more than 30 years of experience in the insurance industry and his financial and business acumen, which have provided him with significant expertise in our area of business.
Teresa P. Chia has served as one of our directors since January 2021. Since January 2023, Ms. Chia has served as Chief Financial Officer at Vertafore, Inc., a leading provider of enterprise software and services to the property and casualty insurance industry, including agency management, compliance, workflow, and data solutions. Prior to that, Ms. Chia served as the Managing Director of Post Mills Capital, LLC, from March 2021 to December 2022, where she provided advisory and consulting services to growth-oriented businesses in the insurance, financial services, and consumer sectors. From September 2013 to February 2021, Ms. Chia served as a Managing Director at White Mountains Capital LLC, a subsidiary of White Mountains Insurance Group, Ltd., where she focused on the company's direct investing and merger and acquisition activity in the insurance and financial services sectors. Prior to joining White Mountains, Ms. Chia was an investment professional at Permira Advisers LLC, a global private equity firm, from 2009 to 2013. Earlier in her career, Ms. Chia served as an investment professional at Nautic Partners, LLC, a middle-market private equity firm, and in investment banking at Credit Suisse. Ms. Chia earned a B.A. in Economics from Wellesley College and an M.B.A. from Harvard Business School.
We believe Ms. Chia's qualifications to serve on the Board include her investing experience, particularly in the insurance sector, and her experience in investment banking and capital markets transactions.

Mary Jane B. Fortin has served as one of our directors since October 2024. In November 2024, Ms. Fortin joined MassMutual, a mutual life insurance and financial services company, and has served as Chief Financial Officer since January 2025. Prior to that, Ms. Fortin served as President and Chief Commercial Officer of Thrivent Financial, a Fortune 500 company from May 2020 to November 2023, where she was responsible for leading the insurance and wealth management businesses, with an emphasis on transforming its go-to market strategy. Prior to joining Thrivent Financial, Ms. Fortin was President of Allstate Financial from October 2015 to April 2020, which included Allstate’s life, retirement and benefits businesses. Earlier in her career, Ms. Fortin held leadership roles at several other financial services organizations including American General, the U.S. life insurance business of AIG, and The Hartford. Ms. Fortin began her career in public accounting with Arthur Andersen. Ms. Fortin earned a bachelor’s degree in accounting from the University of Connecticut and an M.B.A. from the Wharton School of the University of Pennsylvania. She is also a Certified Public Accountant.

We believe Ms. Fortin’s qualifications to serve on the Board include her more than 35 years in the financial services industry.

Robert V. Hatcher, III has served as one of our directors since January 2021. Mr. Hatcher has more than 40 years of insurance industry experience and previously served as Vice Chairman of Willis Re Inc., a reinsurance division of Willis Towers Watson plc, from January 2018 to April 2021. Prior to the position at Willis Re Inc., Mr. Hatcher served as Executive Vice President from April 2006 to December 2017 and as Senior Vice President from January 1994 to April 2006. Before joining Willis Re Inc., Mr. Hatcher held positions of increasing responsibility at Towers Perrin Reinsurance, Willis Faber Ltd. and Chubb & Son Inc. Mr. Hatcher earned a B.A. in Economics from Hampden-Sydney College.
We believe Mr. Hatcher's qualifications to serve on the Board include his more than 40 years of insurance industry experience.
Anne C. Kronenberg has served as one of our directors since June 2017. Since May 2010, Ms. Kronenberg has been a member of the Board of the Woods Hole Oceanographic Institution, a non-profit organization dedicated to ocean research, exploration, and education where she serves on the Finance Committee. Previously, Ms. Kronenberg served as the Treasurer and Head of the Finance Committee. From August 2003 to January 2010, Ms. Kronenberg was a Managing Director and the Co-head of North American Insurance Investment Banking at J.P. Morgan. Prior to J.P. Morgan, Ms. Kronenberg was a Managing Director in Insurance Investment Banking with Citigroup Solomon Smith Barney from August 1997 to August 2003. Earlier in her career, Ms. Kronenberg was a Principal in Investment Banking at Morgan Stanley both in New York and in London. Ms. Kronenberg is a director of Transamerica Financial Life Insurance Company. She earned a Sc.B. in Physics and Philosophy from Brown University and an M.S. in Finance from MIT Sloan School of Management.
We believe Ms. Kronenberg’s qualifications to serve on the Board include her more than 25 years of experience in the insurance and financial services industries, including leadership positions in insurance investment banking.
Robert Lippincott, III has served as Lead Independent Director since March 2024, and as Chairman of the Board from March 2015 to March 2024. Mr. Lippincott has served as one of our directors since July 2010. Mr. Lippincott is the President of Lippincott Consulting, LLC. From November 2005 to September 2006, Mr. Lippincott was the Interim Chief Executive Officer of Quanta Capital Holdings Inc., and previously served as Executive Vice President at Towers Perrin Re. Prior to joining Towers Perrin Re, Mr. Lippincott was the Chairman and Chief Executive Officer of the AXA Property and Casualty Reinsurance companies, which he founded in October 1983. Mr. Lippincott was also a director at Quanta

Capital Holdings Inc. and AXA Art Insurance Company. He earned a B.S. in Marketing and Management Science from St. Joseph’s College.
We believe Mr. Lippincott’s qualifications to serve on the Board include his 50 years of insurance experience in underwriting and executive positions.
Frederick L. Russell, Jr. has served as one of our directors since April 2010. Mr. Russell has been a Managing Partner at Virginia Capital Partners since its inception in 1997. Mr. Russell earned a B.S. from the McIntire School of Commerce at the University of Virginia and an M.B.A. from the University of Pennsylvania, The Wharton School.
We believe Mr. Russell’s qualifications to serve on the Board include his more than 25 years of venture capital and private equity experience, including investments in financial institutions.

Gregory M. Share has served as one of our directors since August 2017, and was previously a member of the Board from its inception in June 2009 to March 2015. Mr. Share has been a Managing Director at Oaktree Capital Management since January 2021. Previously, Mr. Share served as Managing Partner of Ambina Partners LLC from April 2015 to December 2020 until becoming its Chairman. Mr. Share served as a Partner at Moelis Capital Partners LLC from August 2008 to March 2015, and as Managing Director of Fortress Investment Group LLC from August 2003 to July 2008. Prior to joining Fortress, Mr. Share served as Vice President at Madison Dearborn Partners, LLC from August 1998 to July 2003. Mr. Share is a director of Runway Growth Finance Corporation and has served on several public and private company boards including Neo Performance Materials Inc from August 2020 to September 2022. Mr. Share earned a B.S. in Economics from the University of Pennsylvania, The Wharton School.
We believe Mr. Share’s qualifications to serve on the Board include his more than 20 years of investment experience, including investments in the insurance industry, in addition to his prior experience as a member of the Board from its inception.
The following table summarizes the skills and experience of our director nominees with respect to certain relevant attributes that we consider important to oversight of the Company.

Name	Financial Industry Experience	Excess and Surplus Lines Experience	Capital Markets and Investing	Corporate Governance	Risk Management
Michael P. Kehoe	✓	✓	✓	✓	✓
Steven J. Bensinger	✓	✓	✓	✓	✓
Teresa P. Chia	✓	✓	✓	✓
Mary Jane B. Fortin	✓		✓	✓	✓
Robert V. Hatcher, III	✓	✓		✓	✓
Anne C. Kronenberg	✓		✓	✓	✓
Robert Lippincott, III	✓	✓	✓	✓	✓
Frederick L. Russell, Jr.	✓		✓	✓
Gregory M. Share	✓	✓	✓	✓

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL NOMINEES TO SERVE AS DIRECTORS.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Board of Directors
The Board currently consists of ten directors. At the Annual Meeting, nominated directors will be elected to a one-year term until the next annual meeting of stockholders.
Board Leadership Structure
Our By-Laws provide flexibility to the Board in choosing a Chair of the Board and a Chief Executive Officer (“CEO”) by providing that such offices may be held by different people or the same person, as determined by the Board. This flexibility allows the Board to determine whether it is in the best interests of the Company and our stockholders to combine the roles of CEO and Chair of the Board in the same person. Our Corporate Governance Guidelines provide for the position of Lead Independent Director when the Chair of the Board is not an independent director as defined under “Director Independence.”
During 2023, the Board evaluated its current leadership structure and determined that a combined role of Chairman and CEO, counterbalanced by a strong independent Board and headed by a Lead Independent Director, is in the best interests of the Company and its stockholders. As a result, the Board appointed Michael P. Kehoe, our CEO, to the additional office of Chairman of the Board, effective March 1, 2024. Robert Lippincott, III, formerly our Chairman of the Board, now serves as our Lead Independent Director. In the Board’s view, this structure allows Mr. Kehoe, as Chairman and CEO, to drive strategy and agenda setting at the Board level, while maintaining responsibility for executing on that strategy as CEO. At the same time, Mr. Lippincott will work with Mr. Kehoe to set the agenda for the Board and exercise additional oversight on behalf of the independent directors. In addition, the Board believes that combining the roles of Chairman and CEO is important to provide clarity on decision-making and accountability and facilitates effective development, articulation, and execution of a unified strategy. As Lead Independent Director, Mr. Lippincott serves as liaison between management and independent directors, facilitates discussion among independent directors during Board meetings and presides at executive sessions, among other responsibilities detailed in our Corporate Governance Guidelines. The Board will continue to review the appropriateness of this structure and consider stockholder feedback from our ongoing engagements.
Director Independence
The rules of the New York Stock Exchange (“NYSE”) require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.
Under the rules of NYSE, a director will only qualify as an “independent director” if such person, in the opinion of that company’s board of directors, has no material relationship with the company, either directly or as an officer, partner or stockholder of a company that has a relationship with the company. To be considered to be independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Except for Mr. Kehoe, who is Chairman and CEO, all director nominees are independent within the meaning of the independent director guidelines of NYSE. In addition, all our Audit Committee and CNCG Committee members meet the independent director guidelines of NYSE. In assessing director independence, the Board took into account certain transactions, relationships, and arrangements involving certain directors and concluded that such transactions, relationships, and arrangements did not impair the independence of such directors.
Director Attendance
Each director attended at least 75% of the aggregate meetings of the Board and committees that he/she served on during 2024 while he/she was in office.
The Board held four meetings and acted ten times by unanimous consent during 2024.
The Company does not have a policy about directors' attendance at our annual meetings of stockholders. All director nominees and directors at the time, attended the 2024 Annual Meeting of Stockholders.
Committees of the Board
We have three standing committees of the Board: the Audit Committee; the CNCG Committee; and the Investment Committee.
Audit Committee
Our Audit Committee consists of Mr. Bensinger, who serves as Chair, Ms. Chia, Ms. Fortin and Mr. Ritchie. As previously discussed, Mr. Ritchie has decided not to stand for re-election to the Board and will no longer be a member of the Audit Committee when his term expires at the upcoming Annual Meeting. The Board anticipates that it will reduce the size of the Audit Committee from four to three members effective immediately prior to the Annual Meeting. NYSE listing rules require each company to have an audit committee of at least three members. Each member of the Audit Committee must meet independence standards under NYSE listing rules and SEC Rule 10A-3 of the Exchange Act. The Board has determined that each Mr. Bensinger, Ms. Chia, Ms. Fortin and Mr. Ritchie meets these independence standards. Additionally, the Board has determined that Messrs. Ritchie and Bensinger and Ms. Fortin qualify as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K, and possess financial literacy as defined under NYSE listing rules.
The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to:
•the quality and integrity of our financial statements and our financial reporting process;
•the qualifications, performance and independence of our independent registered public accounting firm;
•the scope, progress and results of our independent registered public accounting firm’s audit plan;
•the adequacy and effectiveness of our systems of internal accounting and financial controls; and
•our compliance with legal and regulatory requirements.
In so doing, the Audit Committee is responsible for maintaining free and open communication between the committee, our independent registered public accounting firm and our management. In this role, the

Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of our Company and has the power to retain outside counsel or other experts for this purpose.
The Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The Audit Committee meets in executive session with the independent registered public accounting firm at least quarterly. For further information, the Audit Committee charter may be accessed at http://ir.kinsalecapitalgroup.com.
The Audit Committee held eight meetings during 2024.
Compensation, Nominating and Corporate Governance Committee
The CNCG Committee consists of Mr. Share, who serves as Chair, and Messrs. Hatcher and Lippincott. Each committee member must be an independent director as defined under NYSE listing rules. The Board has determined that each of the committee members meets these independence standards.
The CNCG Committee assists the Board with reviewing the performance of our management in achieving corporate goals and objectives and assuring that our executives are compensated effectively in a manner consistent with our strategy, competitive practice and the requirements of appropriate regulatory bodies. Toward that end, the CNCG Committee, among other responsibilities, reviews goals and objectives of the Company’s executive compensation plans, incentive compensation and equity-based compensation plans, and employee benefit plans. From time to time, the CNCG Committee may form subcommittees, consisting of no fewer than two members, and delegate such power and authority as deemed appropriate. The CNCG Committee also assists the Board by:
•identifying individuals qualified to become board members;
•recommending to the Board the director nominees for the next annual meeting of stockholders;
•leading the Board in its annual review of performance and effectiveness;
•evaluating annually the performance of the CEO and other executive officers in light of the goals and objectives of the Company’s executive compensation plans and determine and approve, or make recommendations to the Board with respect to these executives’ compensation levels based on this evaluation;
•developing succession plans for the CEO and other senior management positions for recommendation to the Board;
•evaluating annually the level of compensation for directors and making recommendations to the Board; and
•monitoring compliance with the Company’s Code of Business Conduct and Ethics to the Board.
Mr. Kehoe, our Chairman of the Board and CEO, provides the CNCG Committee with his perspective on the performance of other executive officers and certain other senior officers of the Company, and presents compensation recommendations. The CNCG Committee considers recommendations from Mr. Kehoe in its review of executive officer compensation. In addition, Mr. Kehoe is involved in setting the business goals that are used as the performance goals for the bonus incentive plan, subject to Board approval.

The CNCG Committee is directly responsible for the appointment, compensation, and oversight of the work of any compensation consultant, legal counsel, or other adviser that it retains. The Company bears all expenses of such service providers. The CNCG Committee did not retain a compensation consultant during fiscal year 2024. In 2025, the CNCG Committee engaged Semler Brossy, an independent compensation consulting firm, to assist in the review and development of the Company’s 2025 Omnibus Incentive Plan.
Our CNCG Committee identifies individuals qualified to become board members, assists the Board in reviewing the backgrounds and qualifications of individuals being considered as director candidates, and recommends to the Board the director nominees for election by the stockholders, or appointment by the Board.
While the CNCG Committee has not adopted minimum criteria, it considers several qualifications when considering candidates for the Board. Among attributes the CNCG Committee takes into account are: experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability, dedication, conflicts of interest and such other relevant factors that the CNCG Committee considers appropriate in the context of the needs of the Board. The CNCG Committee may also take into account legal and regulatory independence requirements. The CNCG Committee selects candidates who have a mix of experiences and backgrounds that will enhance the quality of the Board’s interactions and decisions. The CNCG Committee has the sole authority to retain or terminate any search firm to be used to identify director candidates and the sole authority to approve the search firm’s fees and other retention terms, such as fees to be borne by the Company.
The CNCG Committee will consider candidates recommended by stockholders for consideration as directors on the same basis it evaluates other candidates. For details on how stockholders may submit nominations for directors, see “Additional Information - Requirements for Stockholder Proposals to be Brought Before Next Year’s Annual Meeting.”
For further information, the CNCG Committee charter may be accessed at
http://ir.kinsalecapitalgroup.com.
The CNCG Committee held four meetings and acted six times by unanimous consent during 2024.
Investment Committee
Our Investment Committee consists of Ms. Kronenberg, who serves as Chair, and Messrs. Kehoe and Russell. The Investment Committee is appointed by the Board to assist in discharging the Board’s responsibilities in establishing and overseeing the Company’s investment policies and strategies and the implementation of such policies and strategies including the performance of our investment managers.
The Investment Committee held four meetings during 2024.
Corporate Governance Guidelines and Committee Charters
The Board has adopted Corporate Governance Guidelines and written charters for the Audit Committee and the CNCG Committee. Current copies of the Guidelines and the written charters for each of these committees are available on the Company’s website, http://ir.kinsalecapitalgroup.com.
As part of our corporate governance guidelines, our non-employee directors meet in executive session, without management, at each regularly scheduled board meeting. The Lead Independent Director presides over these executive sessions.

Risk Management Oversight
The Board oversees the risk management activities designed and implemented by our management. Our senior management is responsible for assessing and managing our risks on a day-to-day basis. The Board executes its oversight responsibility for risk management both directly and through its committees. The Board considers specific risk topics, including risks associated with our strategic plan, business operations capital structure and cybersecurity. In addition, the Board receives detailed regular reports from members of our senior management and other personnel that include assessments and potential mitigation of the risks and exposures involved with their respective areas of responsibility.
The Board has delegated to the Audit Committee oversight of our risk management process. Our Audit Committee oversees and reviews with management our policies with respect to risk assessment and risk management and our significant operational, financial, information technology and regulatory exposures, among others, and the actions management has taken to limit, monitor or control such exposures. Additionally, the Audit Committee is responsible for oversight of the financial reporting process and internal control, including reviewing our annual and interim financial statements. The Board has delegated to the CNCG Committee the oversight of risk related to compensation policies. Our CNCG Committee also considers and addresses risk as it performs its responsibilities. Both standing committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise-level risk.

Cybersecurity Risk Management
Beginning in 2025, the Board is responsible for oversight over the Company’s cybersecurity risk management. The Company’s Chief Information Officer (“CIO”) along with the head of the Company’s information security function, present at least semi-annually to the Board on cybersecurity risks and the Company’s strategies and actions to assess and manage those risks. The Company’s information security function, which operates under general oversight of the Company’s CIO, is responsible for day-to-day assessment and management of cybersecurity risks, including efforts to prevent and, if necessary, mitigate the effects of a cybersecurity incident. Prior to 2025, cybersecurity risk management was overseen by the Audit Committee.

Stockholder Communications with the Board
Stockholders and interested parties may communicate with the Board by sending correspondence to the Board, a specific committee of the Board, or a director at: Kinsale Capital Group, Inc., Attn: Secretary, 2035 Maywill Street, Suite 100, Richmond, VA 23230. The communication must prominently display the legend “BOARD COMMUNICATION” in order to indicate to the Secretary that it is a communication for the Board.
Our Secretary reviews all communications to determine whether the contents include a message to a director and will provide a summary and copies of all correspondence (other than solicitations for services, products or publications) to the applicable director or directors at each regularly scheduled meeting. The Secretary will alert individual directors to items that warrant a prompt response from the individual director prior to the next regularly scheduled meeting. Items warranting prompt response, but not addressed to a specific director, will be routed to the applicable committee chairperson.

Compensation Committee Interlocks and Insider Participation
None of the members of our CNCG Committee and none of our executive officers has had a relationship that would constitute an interlocking relationship with executive officers or directors of another entity or insider participating in compensation decisions.
Code of Business Conduct and Ethics
We have a Code of Business Conduct and Ethics applicable to our directors, officers and employees that complies with the requirements of applicable rules and regulations of the SEC and NYSE. This code is designed to deter wrongdoing and to promote:
•honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us;
•compliance with applicable governmental laws, rules and regulations; and
•prompt internal reporting to an appropriate person or persons identified in the Code of Business Conduct and Ethics of violations of the Code of Business Conduct and Ethics; and accountability for adherence to the Code of Business Conduct and Ethics.
Our Code of Business Conduct and Ethics is available at http://ir.kinsalecapitalgroup.com. Any amendments to the Code of Business Conduct and Ethics will be disclosed on our website.
Director Compensation
During 2024, non-employee directors, or their designees, received an annual retainer in the amount of $105,000 for their service on the Board. The Lead Independent Director, the Chair of the Audit Committee, the Chair of the CNCG Committee, and the Chair of the Investment Committee received additional annual retainers of $60,000, $35,000, $25,000 and $25,000, respectively, for their service in those capacities. Directors do not receive any fees for attending board or committee meetings. We also reimburse all directors (including employee directors) for reasonable out-of-pocket expenses they incur in connection with their service as directors. Directors who are also our employees receive no compensation for serving as directors. Effective in 2025, non-employee directors’ annual retainer was increased to $110,000 and additional annual retainers for the Lead Independent Director, the Chair of the Audit Committee, the Chair of the CNCG Committee, and the Chair of the Investment Committee were increased to $75,000, $40,000, $30,000 and $30,000, respectively.

The following table sets forth information concerning compensation earned by our non-employee directors for the year ended December 31, 2024:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Steven J. Bensinger	140,000	149,705	289,705
Teresa P. Chia	105,000	149,705	254,705
Mary Jane B. Fortin(2)	26,250	—	26,250
Robert V. Hatcher, III	105,000	149,705	254,705
Anne C. Kronenberg	130,000	149,705	279,705
Robert Lippincott, III	165,000	149,705	314,705
James J. Ritchie	105,000	149,705	254,705
Frederick L. Russell, Jr.	105,000	149,705	254,705
Gregory M. Share	130,000	149,705	279,705
(1) Represents the fair value of 447 restricted stock awards granted January 1, 2024, calculated in accordance with ASC 718.
(2) Ms. Fortin joined the Board in October 2024. Amounts represent prorated compensation for 2024.
Our directors, or their designees, are eligible to receive grants of our common stock under the 2016 Omnibus Incentive Plan (the “2016 Incentive Plan”) when and if determined by the Board, in consultation with the CNCG Committee, as well as non-qualified stock options and other equity-based awards. On January 1, 2024, each of our non-employee directors at the time received 447 shares of restricted stock under the 2016 Incentive Plan, with a grant-date fair market value of $149,705. These awards vest on the first anniversary date following the grant date.
The number of shares of restricted stock outstanding as of December 31, 2024 for each director is detailed in the table below. The restricted stock awards vested on January 1, 2025. There were no unvested stock option awards as of December 31, 2024.

Name	Restricted Stock Awards (#)
Steven J. Bensinger	447
Teresa P. Chia	447
Mary Jane B. Fortin	—
Robert V. Hatcher, III	447
Anne C. Kronenberg	447
Robert Lippincott, III	447
James J. Ritchie	447
Frederick L. Russell, Jr.	447
Gregory M. Share	447
On January 1, 2025 each of our non-employee directors received 354 shares of restricted stock under the 2016 Incentive Plan, with a grant-date fair market value of $164,656. These awards vest on the first anniversary date following the grant date.

Family Relationships
There are no family relationships among any of our directors or executive officers.

COMPENSATION DISCUSSION AND ANALYSIS
Overview
This Compensation Discussion and Analysis (“CD&A”) describes the Company’s executive compensation philosophies, objectives and programs, as well as the compensation-related actions taken in fiscal year 2024 for the following named executive officers (“NEOs”):

Name	Background and Qualifications
Michael P. Kehoe Chairman and Chief Executive Officer Age 58	Mr. Kehoe has served as our Chairman of the Board and Chief Executive Officer since March 2024. Prior to becoming Chairman of the Board, Mr. Kehoe served as Chief Executive Officer and President from June 2009 to March 2024. From 2002 to 2008, Mr. Kehoe was the President and Chief Executive Officer at James River Insurance Company, and before that, served in various senior positions at Colony Insurance Company from 1994 to 2002, finishing as Vice President of Brokerage Underwriting. Mr. Kehoe earned a B.A. in Economics from Hampden-Sydney College and a J.D. from the University of Richmond School of Law.
Brian D. Haney President and Chief Operating Officer Age 55	Mr. Haney has served as our President and Chief Operating Officer since March 2024, and before that as our Executive Vice President and Chief Operating Officer. Previously, Mr. Haney served as our Senior Vice President and Chief Operating Officer from 2015 to 2020, and as our Chief Actuary from 2009 to 2015. Prior to joining the Company, Mr. Haney was the Chief Actuary of James River Insurance Company from 2002 to 2009, where he was responsible for the actuarial functions, as well as catastrophe modeling and ceded reinsurance. From 1997 to 2002, Mr. Haney was the Chief Actuary of Colony Insurance Company, and was previously a business manager at Capital One Financial Corporation. Mr. Haney began his career at GEICO as an actuarial associate. He is a Fellow of the Casualty Actuarial Society and a member of the American Academy of Actuaries. Mr. Haney earned a B.A. in Mathematics and Economics from the University of Virginia in 1992.
Bryan P. Petrucelli Executive Vice President and Chief Financial Officer Age 59	Mr. Petrucelli has served as our Executive Vice President, Chief Financial Officer and Treasurer since March 2020. Previously, Mr. Petrucelli served as our Senior Vice President, Chief Financial Officer and Treasurer from 2015 to 2020, and before that as our Vice President of Finance from 2009. Prior to joining the Company, Mr. Petrucelli was a Senior Manager in Ernst & Young’s audit practice with over 13 years of experience serving clients in the insurance industry. Mr. Petrucelli earned a B.B.A. in Finance from James Madison University and a Post Baccalaureate Certificate in Accounting from Virginia Commonwealth University. Mr. Petrucelli is a Certified Public Accountant.
Mark J. Beachy Executive Vice President and Chief Claims Officer Age 57
Mr. Beachy has served as our Executive Vice President and Chief Claims Officer since October 2020. Mr. Beachy was previously Group General Counsel at The Travelers Indemnity Company and led its staff counsel organization of more than 1,000 legal professionals responsible for defending policyholders in civil litigation throughout the United States, the United Kingdom and Canada. From 2006 to 2018, Mr. Beachy served as Managing Counsel at Travelers, leading staff counsel operations and overseeing litigation services in Virginia. Prior to 2006, Mr. Beachy served as a trial attorney defending commercial and personal lines policyholders in bodily injury and property damage litigation. Earlier in his career, Mr. Beachy held positions of increasing responsibility in the claims departments of both Travelers and Aetna Casualty and Surety Company. Mr. Beachy earned a B.S. in Journalism from West Virginia University and a J.D. degree from Catholic University, Columbus School of Law. He is licensed to practice law in Virginia and Washington D.C.

Diane D. Schnupp Executive Vice President and Chief Information Officer Age 58	Ms. Schnupp has served as our Executive Vice President and Chief Information Officer since March 2021. Ms. Schnupp joined the Company in May 2019 and previously served as Senior Vice President and Chief Information Officer. Prior to joining the Company, Ms. Schnupp served as Principal Consultant at Impact Makers, Inc., a management and technology consulting firm, from July 2016 to May 2019. Prior to that role, Ms. Schnupp served as Chief Information Officer and Vice President of Capital Center, LLC, a licensed mortgage and real estate broker in Virginia, from October 2012 to June 2016. Ms. Schnupp also held various roles at Genworth Financial, Inc., a Fortune 500 insurance holding company, including Director, Marketing Automation, from May 2008 to October 2012. Ms. Schnupp earned a B.S. in Electrical Engineering from Virginia Tech and an M.S. in Technology Management from Virginia Commonwealth University.

Compensation Philosophy and Objectives
We seek to closely align the interests of our NEOs with the interests of our stockholders. Our compensation programs are designed to reward our NEOs for the achievement of short-term and long-term strategic and operational goals, while at the same time discouraging unnecessary or excessive risk-taking. We design the mix of our pay elements to most effectively support our strategic priorities of profitability, growth, operational excellence and the retention of high performing talent. Our NEOs’ total compensation is comprised of a base salary, annual cash incentive awards, equity awards and other benefits.
Compensation Determination Process
The CNCG Committee is responsible for establishing, maintaining and overseeing our compensation and benefit policies.
Our CEO’s compensation is determined by the CNCG Committee, which approves any adjustments to his base salary, performance incentive compensation and equity awards from year to year. The CNCG Committee makes determinations regarding our CEO’s compensation independently and without him present. Our CEO attends portions of the CNCG Committee meetings, but does not attend portions of those meetings related to making specific decisions on his compensation.
The CNCG Committee relies significantly on the input and recommendations of our CEO when evaluating factors relative to the compensation of the other NEOs. In addition, our CEO is involved in helping the CNCG Committee to set the business goals that are used as the performance goals for the bonus incentive plan, subject to Board approval. Our CEO provides the CNCG Committee with his assessment of the performance of each NEO and his perspective on the factors described below in developing his recommendations for each NEO’s compensation, including salary adjustments, equity grants and incentive bonuses. The CNCG Committee discusses our CEO’s recommendations and then approves or modifies the recommendations in collaboration with the CEO.
In addition to recommendations put forth by our CEO, other members of our executive team are involved in the compensation process by assembling data to present to the CNCG Committee. Other members of our executive management team also occasionally attend portions of the CNCG Committee meetings.
The CNCG Committee is directly responsible for the appointment, compensation, and oversight of the work of any compensation consultant, legal counsel, or other adviser that it retains. The Company bears all expenses of such service providers. The CNCG Committee did not retain a compensation consultant during fiscal 2024. In 2025, the CNCG Committee engaged Semler Brossy, an independent compensation consulting firm, to assist in the review and development of the Company's 2025 Omnibus Incentive Plan.
Risk Assessments
With respect to risk related to compensation matters, the CNCG Committee considers, in establishing and reviewing the Company’s compensation program, whether the program encourages unnecessary or excessive risk taking. Executives’ base salaries are fixed in amount and thus do not encourage risk-taking. Bonuses are tied to overall corporate performance. A portion of compensation provided to the executive officers may be in the form of options, restricted stock units and restricted stock that are important to help further align executives’ interests with those of the Company’s stockholders. The CNCG Committee believes that our compensation program does not encourage unnecessary or excessive risk-taking.

Executive Compensation Program Elements
The Company’s primary emphasis in determining compensation is to align the interests of employees, including executive officers, with those of stockholders. We provide a level of fixed compensation and, to varying degrees based on career level, meaningful components of variable compensation based on the Company’s short- and long-term financial performance. NEOs’ individual performance is subjectively evaluated and their compensation is set at levels reasonably competitive with our understanding of compensation levels at other companies in the insurance industry. Our objective is to incentivize employees to think, operate and manage the business like owners. We design the mix of pay elements to most effectively support our strategic priorities of quality, growth and operational excellence. In 2024, our compensation consisted of the following components:
Base Salary
The CNCG Committee determined our NEOs’ base salary based on a number of factors, including:
•The nature, responsibilities and duties of the officer's position;
•The officer's expertise, demonstrated leadership ability and prior performance;
•The officer's salary history and total compensation, including annual cash bonuses and long-term incentive compensation; and
•The competitiveness of the market for the officer's services.
We intend for the base salaries of our NEOs to provide a minimum level of compensation for highly qualified executives. The base salaries of our NEOs are subject to modification based on an evaluation of each executive’s contribution, experience, responsibilities, external market data as well as the relative pay among senior executives at the Company. Each factor is considered on a discretionary basis without formulas or weights. We consider relative pay between executives because our perspective is that some consistency in pay emphasizes teamwork across the senior leadership level.
As part of its annual review of executive compensation, the CNCG Committee reviewed the base salaries of our NEOs, focusing on market competitiveness, business performance and individual performance. We operate in a highly competitive industry and have been successful in delivering profitable growth, making our employees, including NEOs, attractive to other employers in the labor market. We are proactive and deliberate in our compensation decisions to retain talented employees.
As a result, effective January 1, 2024, the CNCG Committee approved increases to the annual base salary of each of Messrs. Kehoe, Haney, Petrucelli and Beachy and Ms. Schnupp, in the amounts of $350,000, $125,000, $100,000, $65,000 and $95,000, respectively. Effective January 1, 2025, the CNCG Committee approved increases to the annual base salary of each of Messrs. Haney, Petrucelli and Beachy and Ms. Schnupp, in the amount of $50,000.
Annual Cash Incentive
All of our employees, including each NEO, are eligible to participate in our annual cash incentive program. Our annual cash incentive program is intended to directly link a portion of our employees' compensation to the financial performance of our business during the current fiscal year, especially as it relates to the compensation of each NEO. Under the annual cash incentive program, the CNCG Committee approved the bonus pool calculation parameters for 2024, which is determined by calculating the amount that is equal to a specified percentage of actual underwriting profit in 2024. Actual underwriting profit is defined as earned premiums plus fee income less net loss and loss adjustment expenses and underwriting expenses, before any deduction for bonuses. The CNCG Committee selected actual underwriting profit as the basis for the bonus pool calculation because it believes it is a useful metric to evaluate the Company’s results of operations and our underlying business performance, without regard to investment income.
The CNCG Committee oversees the bonus program, retains discretion in evaluating the individual performance component and approves the bonus payments for each NEO. Individual awards paid from the pool are determined based on a discretionary assessment of the individual's performance for the year (which takes into account the target bonus for such individual, which is 150% of base salary for Mr. Kehoe, and 125% of base salary for Messrs. Haney, Petrucelli and Beachy and for Ms. Schnupp). Bonus awards are payable in cash by March 15th of the year following the performance year. Bonuses with respect to 2024 were paid to our CEO at approximately 160% of target level and to the other NEOs between approximately 200% and 202% of target level. Actual payouts exceeded targets as a result of the Company's profitability relative to the CNCG Committee’s expectations. See “Executive Compensation - Summary Compensation Table” for amounts.
Equity Compensation
In connection with the completion of our IPO in July of 2016, we adopted the Kinsale Capital Group, Inc. 2016 Omnibus Incentive Plan (the “2016 Incentive Plan”). Our 2016 Incentive Plan provides for grant of options, restricted stock awards, restricted stock units and other share-based awards to our officers, employees, directors, independent contractors and consultants. These awards are an important part of our long-term incentive compensation program which we use in order to strengthen the commitment of such individuals to us, motivate them to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated individuals whose efforts are expected to result in our long-term growth and profitability. All of our outstanding equity awards are governed by the 2016 Incentive Plan. All of our equity awards are subject to vesting conditions and require each executive to remain employed with the Company for a period of time or risk forfeiting the award, except in the event of certain terminations of employment. We granted stock options to our NEOs in 2016 in connection with our IPO and have granted restricted stock awards to our NEOs each year since 2018.
Stock options granted in connection with our IPO have a term of ten years and generally, upon an employee’s termination of employment with us, the employee will have 90 days following the date of such termination to exercise any vested options. If the employee’s termination is due to death or disability, as defined in the 2016 Incentive Plan, the employee or his/her estate, as applicable, may exercise vested options for six months. In no event will an employee be entitled to exercise the option after its original expiration date. All options will be forfeited if an employee’s employment is terminated for cause.
Restricted stock awards granted to employees vest 25% annually for four years following the date of grant. All unvested restricted stock awards are forfeited if employment is terminated prior to the vesting date for any reason other than due to death or disability. If employment terminates prior to the vesting date due to death or disability, as defined in the 2016 Incentive Plan, all unvested restricted stock awards will fully vest as of the termination date. During the period until the restricted stock awards are vested, the grantee has all the rights of a stockholder, including the right to vote the underlying shares of common stock. Any dividends associated with the restricted stock awards will be paid at the time such shares vest, and will not be paid if the shares do not vest.
See “Executive Compensation” for more information on options and restricted stock awards outstanding.
Retirement and Other Benefits
All of our employees are eligible to participate in broad-based and comprehensive employee benefit programs, including medical, dental, vision, life and disability insurance, a 401(k) plan and a health savings account (HSA) plan. Our NEOs are eligible to participate in these plans generally on the same basis as our other employees. We do not sponsor or maintain any deferred compensation or supplemental retirement plans in addition to our 401(k) plan. Our 401(k) plan provides substantially all employees with the ability to make pre- or post-tax retirement contributions in accordance with applicable IRS limits. Matching contributions are provided in an amount equal to 100% of the first 6% of elective contributions by the employee. The 401(k) plan matching contributions provided to our NEOs in 2024, 2023, and 2022 are reflected in the “Executive Compensation - Summary Compensation Table” section under the “All Other Compensation” column heading.
Executive Stock Ownership Guidelines
The Board believes it is important that key executive officers have meaningful equity ownership in the Company to align such executives' individual interests with the interests of stockholders. As a result, the CNCG Committee adopted executive stock ownership guidelines during 2020. The value of all shares owned outright or beneficially by the executive (or his or her immediate family members), restricted shares, and shares issuable upon the settlement of restricted stock units (regardless of whether they have vested) must equal or exceed a multiple of the executive's respective salary, as shown below. Unexercised stock options, regardless of whether they have vested, are not included when determining compliance with the executive stock ownership guidelines.

Position	Salary Multiple
Chief Executive Officer	5x
Chief Financial Officer	3x
Chief Operating Officer	3x
President	3x

Until the ownership requirements are achieved, each executive officer is expected to retain at least 50% of the number of shares awarded to him or her under the Company’s Stock Incentive Plan, net of the number of shares the executive officer has applied to the payment of taxes on such awards and excluding any shares held subject to a 10b5-1 Sales Plan in existence as of the effective date of the adopted guidelines. An officer who holds more than one title will be expected to satisfy the highest applicable ownership requirement.
Each executive officer subject to the policy was in compliance with the executive stock ownership guidelines as of December 31, 2024. The CNCG Committee monitors compliance with these guidelines and has the authority to modify them as it deems appropriate.
Clawback Policy
The Company has adopted a policy that, to the extent permitted by law, will seek recovery of incentive-based compensation received by current or former executives if 1) the amount of such payment was based on the achievement of certain financial results that were subsequently the subject of a restatement and 2) a lower payment would have been made to the executive officer based on the restated results.
Insider Trading Policy
The Company has an insider trading policy governing purchases, sales and other dispositions of the Company's securities that applies to the Company's directors, officers, employees, agents and other covered persons. It is also Company policy to comply with applicable securities laws concerning trading in Company securities on the Company's behalf. The Company believes that its insider trading policy and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. A copy of the Company's insider trading policy is filed as Exhibit 19 to our 2024 Annual Report on Form 10-K filed with the SEC on February 21, 2025.

Anti-Hedging Policy
The Company’s insider trading policy prohibits executive officers, directors, and employees from hedging their ownership of Company common stock, including transactions in forward contracts, collars or other derivative instruments related to Company common stock. In addition, the Company’s insider trading policy prohibits executive officers, directors, and employees from placing shares of Company common stock in margin accounts, short sales, and pledging shares of Company common stock.
Employment Agreement
We have outstanding obligations under an employment agreement with Mr. Kehoe in connection with the commencement of his employment by the Company. Please see the description of Mr. Kehoe's employment agreement in the section entitled “Executive Compensation - Employment Agreement.”
We have not entered into employment agreements with any of our other NEOs.
Advisory Vote on Executive Compensation
Stockholders have the opportunity each year to cast a non-binding advisory vote to approve the executive compensation program. At the 2024 Annual Meeting of Stockholders, approximately 96 percent of the votes cast approved the Company's executive compensation program.

EXECUTIVE COMPENSATION
Summary Compensation Table
The table below sets forth the compensation of the Company's NEOs, which consist of the CEO, the Chief Financial Officer, and the three other most highly compensated executive officers who were serving as executive officers on December 31, 2024.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	All Other Compensation(3)	Total
		($)	($)	($)	($)	($)
Michael P. Kehoe Chairman and Chief Executive Officer	2024	1,250,000	3,000,000	2,499,860	24,002	6,773,862
	2023	900,000	2,500,000	1,799,975	23,102	5,223,077
	2022	762,500	2,000,000	999,810	21,602	3,783,912
Brian D. Haney President and Chief Operating Officer	2024	550,000	1,375,000	999,841	22,922	2,947,763
	2023	425,000	1,250,000	743,668	22,022	2,440,690
	2022	379,167	825,000	384,930	20,471	1,609,568
Bryan P. Petrucelli Executive Vice President and Chief Financial Officer	2024	550,000	1,375,000	999,841	24,002	2,948,843
	2023	450,000	1,250,000	787,469	23,102	2,510,571
	2022	406,250	825,000	412,440	21,592	1,665,282
Mark J. Beachy Executive Vice President and Chief Claims Officer	2024	425,000	1,075,000	749,493	24,002	2,273,495
	2023	360,000	1,000,000	629,722	23,004	2,012,726
	2022	325,000	650,000	329,910	21,418	1,326,328
Diane D. Schnupp Executive Vice President and Chief Information Officer	2024	425,000	1,075,000	749,493	24,002	2,273,495
	2023	330,000	1,000,000	577,351	22,931	1,930,282
	2022	295,833	650,000	299,880	21,347	1,267,060
(1) Amounts represent discretionary annual bonus compensation earned by our NEOs under our annual cash bonus plan. See “Executive Compensation Program Elements - Annual Cash Incentive” above for more information on the 2024 bonus.
(2) Amounts represent the fair value of restricted stock awards granted on March 1, 2024, March 1, 2023 and March 1, 2022, calculated in accordance with ASC 718. For information regarding assumptions underlying the valuation of equity awards, see Note 9 to our consolidated financial statements included in our Annual Report to Stockholders for the applicable fiscal years.
(3) Amounts in 2024 represent the Company's contributions to the tax qualified 401(k) plans of $20,700 for each NEO and the Company's payment of long-term disability insurance premiums and life insurance premiums, each of which total less than $10,000 for each NEO.

Grants of Plan-Based Awards
The following table provides information about the restricted stock awards granted to the NEOs in 2024:

		All Other Stock Awards:	Grant Date Fair Value
		Number of Shares of Stock(1)	of Stock Awards
Name	Grant Date	(#)	($)
Michael P. Kehoe	3/1/2024	4,843	2,499,860
Brian D. Haney	3/1/2024	1,937	999,841
Bryan P. Petrucelli	3/1/2024	1,937	999,841
Mark J. Beachy	3/1/2024	1,452	749,493
Diane D. Schnupp	3/1/2024	1,452	749,493
(1) The number of shares of restricted stock awarded was determined by dividing the dollar amount granted by the CNCG Committee, by the Company's common stock price on the respective grant dates. For additional information on the terms of the award, see the description of equity-based incentive compensation in the section above entitled “Compensation Discussion and Analysis.”
On March 1, 2025, the Company granted restricted stock awards to the NEOs as part of its long-term incentive compensation program. The following table provides information about the restricted stock awards granted to NEOs in 2025:

		All Other Stock Awards:	Grant Date Fair Value
		Number of Shares of Stock(1)	of Stock Awards
Name	Grant Date	(#)	($)
Michael P. Kehoe	3/1/2025	6,367	2,749,589
Brian D. Haney	3/1/2025	2,315	999,733
Bryan P. Petrucelli	3/1/2025	2,315	999,733
Mark J. Beachy	3/1/2025	1,736	749,692
Diane D. Schnupp	3/1/2025	1,736	749,692
(1) The number of shares of restricted stock awarded was determined by dividing the dollar amount granted by the CNCG Committee, by the Company's common stock price on the respective grant dates. For additional information on the terms of the award, see the description of equity-based incentive compensation in the section above entitled “Compensation Discussion and Analysis.”
Outstanding Equity Awards at Fiscal Year End
The following table shows the outstanding equity awards held by the NEOs of the Company as of December 31, 2024, which consists of options to purchase common stock granted under our 2016 Incentive Plan in 2016 and restricted stock awards granted under our 2016 Incentive Plan in 2021, 2022, 2023 and 2024. For additional information about the option and other equity awards, see the description of equity-based incentive compensation in the section above entitled “Compensation Discussion and Analysis.”

		Option Awards(1)			Stock Awards(2)
Name	Grant date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option Exercise Price ($)	Number of shares that have not vested (#)	Market value of shares that have not vested ($)
Michael P. Kehoe	7/26/2016	27,576	—	16.00
	3/1/2021				1,022	475,363
	3/1/2022				2,381	1,107,475
	3/1/2023				4,254	1,978,663
	3/1/2024				4,843	2,252,625
Brian D. Haney	3/1/2021				409	190,238
	3/1/2022				917	426,524
	3/1/2023				1,758	817,699
	3/1/2024				1,937	900,957
Bryan P. Petrucelli	7/26/2016	10,100	—	16.00
	3/1/2021				477	221,867
	3/1/2022				982	456,758
	3/1/2023				1,861	865,607
	3/1/2024				1,937	900,957
Mark J. Beachy	3/1/2021				409	190,238
	3/1/2022				786	365,592
	3/1/2023				1,488	692,113
	3/1/2024				1,452	675,369
Diane D. Schnupp	3/1/2021				341	158,609
	3/1/2022				714	332,103
	3/1/2023				1,365	634,902
	3/1/2024				1,452	675,369
(1) Options were granted on July 27, 2016 in connection with the IPO, vested in four equal installments following the date of grant, and expire on July 27, 2026.
(2) Restricted stock awards vest 25% annually for four years following the date of grant.
Option Exercises and Stock Vested
The following table shows options exercised by NEOs and restricted stock vested during the year ended December 31, 2024:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Michael P. Kehoe	6,000	2,617,530	4,873	2,350,441
Brian D. Haney	9,000	3,142,226	1,950	940,536
Bryan P. Petrucelli	10,000	4,827,100	2,169	1,042,577
Mark J. Beachy	—	—	1,668	850,166
Diane D. Schnupp	—	—	1,566	753,325

(1) Reflects the difference between the market price of the underlying securities at exercise and the exercise price of the options.
(2) Reflects the number of shares of restricted stock multiplied by the market value of the restricted stock on the vesting date.

Potential Payments Upon Termination or Change in Control
On June 4, 2009, Kinsale Management, Inc., a wholly-owned subsidiary of the Company, entered into an employment agreement with Michael P. Kehoe, our CEO. The agreement had an initial term of three years and provides for automatic renewal for one-year terms thereafter unless written notice not to extend the term is provided by Kinsale Management, Inc. or Mr. Kehoe at least 90 days prior to the end of the term.
Kinsale Management may terminate the agreement for cause (as defined in the agreement), without cause, upon disability and may permit the agreement to expire at the end of a term. Mr. Kehoe may terminate the agreement for good reason (as defined in the agreement), resign without good reason or permit the agreement to expire at the end of a term.
If Kinsale Management terminates the agreement without cause or permits the term to expire, or Mr. Kehoe terminates the agreement for good reason, Mr. Kehoe is entitled to continuation of his base salary and benefits for 12 months following the termination date, subject to Mr. Kehoe's execution and non-revocation of a release of claims. If Kinsale Management terminates the agreement for cause or disability, or Mr. Kehoe resigns without good reason or permits the term to expire, Kinsale Management has no further obligations to Mr. Kehoe, except as provided in any bonus or incentive plan. Mr. Kehoe is also subject to confidentiality covenants and one year post-termination non-competition and non-solicitation covenants under the agreement.
No other NEO is a party to any agreement, arrangement, or policy providing for severance or termination benefits other than the equity acceleration reflected in the table below.
The estimated incremental payments and benefits that would be provided to each of our NEOs upon certain terminations of employment are quantified in the following table, assuming termination of employment took place on December 31, 2024.

Name	Severance	Health and Welfare Benefits	Restricted Stock(2)	Total Compensation
Michael P. Kehoe
Involuntary Not for Cause Termination or Voluntary Good Reason Termination(1)	1,250,000	24,291	—	1,274,291
Termination for Cause or Resignation without Good Reason	—	—	—	—
Death/Disability	—	—	5,814,126	5,814,126
Brian D. Haney
Death/Disability	—	—	2,335,418	2,335,418
Bryan P. Petrucelli
Death/Disability	—	—	2,445,189	2,445,189
Mark J. Beachy
Death/Disability	—	—	1,923,312	1,923,312
Diane D. Schnupp
Death/Disability	—	—	1,800,983	1,800,983

(1) Pursuant to his employment agreement, Mr. Kehoe is entitled to receive continuation of his base salary and benefits for 12 months following a termination of employment by the Company without cause, due to his resignation for good reason or due to expiration of the term.

(2) If employment terminates prior to the vesting date due to death or disability, all unvested restricted stock awards will fully vest as of the termination date. The amounts shown have been calculated using the closing stock price on December 31, 2024, $465.13, multiplied by the number of unvested restricted stock awards held by each NEO.

CEO Pay Ratio
The SEC has issued final rules implementing the provision of the Dodd-Frank Act that require a U.S. publicly-traded company to disclose in its proxy statement the ratio of its CEO’s compensation to that of its median employee. Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K. The SEC rules for identifying the median employee and calculating the pay ratio permit companies to use various methodologies and assumptions and to make reasonable estimates that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable with the pay ratio that we have reported.
We had approximately 673 active employees as of December 31, 2024, excluding the CEO. We calculated the 2024 total compensation for this population in the same manner used to calculate Mr. Kehoe’s total compensation, as reflected in the Summary Compensation Table, and identified our median employee as of December 31, 2024. Compensation for any employees who were employed for less than the full fiscal year was annualized. In determining our median employee, we did not use any of the permitted exemptions. We did not rely on any material assumptions, adjustments, (e.g. cost of living adjustments), or estimates (e.g. statistical sampling) to identify our median employee or determine annual total compensation or any elements of annual total compensation for our median employee to Mr. Kehoe.
In 2024, Mr. Kehoe's total compensation was $6,773,862. The median employee's total compensation in 2024 was $130,124 resulting in a ratio of 52.1 to 1.

Pay Versus Performance
In 2022, the SEC adopted rules requiring disclosure of information pertaining to both Principal Executive Officer (“PEO”) and other NEO compensation, including separate disclosure of the PEO’s total compensation and other NEOs’ average total compensation calculated in accordance with Item 402(c)(2)(x) of Regulation S-K. To determine Compensation Actually Paid (“CAP”) for the PEO and NEOs, we are required to make certain adjustments to total executive compensation reported in the Summary Compensation Table for equity awards that are calculated in accordance with US GAAP.
The table below details CAP for our PEO, Michael Kehoe, the average of CAP to our other NEOs, our total shareholder return (“TSR”), the TSR of our peer group (the S&P 500 Property & Casualty Insurance Index), net income, and a company-selected measure. Our company-selected measure, the most important financial performance measure used to link compensation paid to all employees, including executive officers, to company performance for the most recently completed year, is actual underwriting profit. Actual underwriting profit is the performance metric used to determine the bonus pool calculation under the annual cash incentive program and from which the variable compensation is derived.

					Value of initial fixed $100 investment based on:
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for non-PEO NEOs(3)	Average Total Compensation Actually Paid to non-PEO NEOs(2)	Total share-holder return	Peer group total share-holder return (4)	Net income	Actual Underwriting Profit
2024	6,773,862	8,242,146	2,610,899	3,180,008	$461.94	$227.67	414,843,000	323,080,601
2023	5,223,077	6,126,808	2,223,567	2,556,774	$332.19	$168.05	308,093,000	269,797,812
2022	3,783,912	4,064,879	1,467,060	1,584,237	$258.97	$151.65	159,114,000	200,333,134
2021	3,028,861	3,427,664	1,274,034	1,417,695	$235.07	$127.58	152,659,000	152,209,751
2020	2,210,343	4,087,450	917,728	1,313,635	$197.28	$106.96	88,419,000	64,301,708
(1) Refers to total column reported in the Summary Compensation Table for Mr. Kehoe for each respective year.
(2) Refer to CAP table below for a reconciliation of Summary Compensation Table compensation to CAP.

(3) Average of total compensation reported in the Summary Compensation Table for non-PEO NEOs Brian Haney, Bryan Petrucelli, Mark Beachy and Diane Schnupp for each of 2024, 2023, 2022, 2021 and 2020.

(4) Cumulative total returns to the S&P 500 Property & Casualty Insurance Index assuming an initial investment of $100 on December 31, 2019, the measurement period, and the reinvestment of dividends, if any.

Components of Compensation Actually Paid
The table below shows the reconciliation of Summary Compensation Table compensation to CAP for Mr. Kehoe and the average CAP for all other NEOs for the years presented in the CAP table.

				For outstanding and unvested awards as of end of covered fiscal year:
	Year	Summary Compensation Table Total	Less: Stock award value as reported in Summary Compensation Table	Add: Fair value at year-end of any equity awards granted during fiscal year	Add: Change in fair value of equity awards granted in prior years	Add: Change in fair value of awards that vested during fiscal year	Total Compensation Actually Paid
PEO(5):	2024	6,773,862	(2,499,860)	2,252,625	997,095	718,424	8,242,146
	2023	5,223,077	(1,799,975)	1,899,275	503,382	301,049	6,126,808
	2022	3,783,912	(999,810)	1,245,097	184,125	(148,445)	4,064,879
	2021	3,028,861	(749,883)	972,256	441,981	(265,551)	3,427,664
	2020	2,210,343	(749,882)	995,647	1,349,925	281,416	4,087,450
Non-PEO	2024	2,610,899	(874,667)	788,163	374,610	281,003	3,180,008
NEOs(5):	2023	2,223,567	(684,553)	722,317	187,713	107,730	2,556,774
	2022	1,467,060	(356,790)	444,323	63,328	(33,684)	1,584,237
	2021	1,274,034	(299,944)	388,891	114,186	(59,472)	1,417,695
	2020	917,728	(299,952)	372,592	269,069	54,198	1,313,635
(5) With respect to each 2024, 2023, 2022, 2021 and 2020, the reported PEO is Michael P. Kehoe and reported non-PEO NEOs are Brian Haney, Bryan Petrucelli, Mark Beachy and Diane Schnupp

Relationship of Pay Versus Performance
The following graph depicts the relationship between the cash and equity portions of compensation of our PEO and average of cash and equity portions of compensation of our non-PEO NEOs and each of net income and actual underwriting profit.

As a result of our compensation philosophy, we grant equity awards to certain employees, including executive officers, in order to align employee incentives with those of shareholders. In recent years, the price of our common stock has increased. As a result, CAP for both the CEO and average of NEOs is heavily influenced by the change in the price of our common stock. Our compensation philosophy, specifically the bonus component in the table above, is intended to align executive bonuses with the performance of our underwriting operations. Equity awards granted to employees are intended to incentivize management, including executive officers, to grow the business over the long-term. We do not view changes in the fair value of previously granted equity awards as a meaningful metric when evaluating executive compensation.

Relationship of Compensation Actually Paid to Total Shareholder Return
The following graph shows the relationship between executive compensation actually paid for both the CEO and average of other NEOs to our TSR and TSR for the S&P 500 Property & Casualty Insurance Index for the period from December 31, 2019 through December 31, 2024. The graph assumes an initial investment of $100 and the reinvestment of dividends, if any.

Executive compensation and total shareholder return
Executive compensation actually paid (in thousands)
$10,000
$7,500
$5,000
$2,500
$0
Value of initial fixed $100 investment
$500
$400
$300
$200
$100
2020
2021
2022
2023
2024
CEO CAP
NEO CAP
TSR
Peer group TSR

List of Most Important Performance Measures
The following table lists the most important measures we used in determining executive compensation for the year ended December 31, 2024:

Most Important Measures for Determining NEO Pay
Actual underwriting profit (1)
Combined ratio (2)
Operating return on equity (3)

(1) See CD&A for description of how actual underwriting profit is calculated.
(2) Combined ratio is the sum of the loss ratio and the expense ratio. Loss ratio, expressed as a percentage, is the ratio of losses and loss adjustment expenses to sum of earned premiums and fee income, net of the effects of reinsurance. Expense ratio, expressed as a percentage, is the ratio of underwriting, acquisition and insurance expenses to the sum of net earned premiums and fee income. A combined ratio under 100% indicates an underwriting profit. A combined ratio over 100% indicates an underwriting loss.
(3) Operating return on equity is a non-GAAP financial measure. We define operating return on equity as net operating earnings, a non-GAAP financial measure, expressed as a percentage of average beginning and ending stockholders’ equity during the period. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Reconciliation of Non-GAAP Financial Measures” in our Annual Report on Form 10-K for the year ended December 31, 2024 for a reconciliation of net operating earnings and operating return on equity.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information about the Company's equity compensation plans as of December 31, 2024.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	118,468	$16.00	836,538
Equity compensation plans not approved by stockholders	—	—	—
Total	118,468	$16.00	836,538
All of our outstanding equity awards are governed by our 2016 Incentive Plan. Our 2016 Incentive Plan provides for grant of options, restricted stock awards, restricted stock units and other share-based awards to our officers, employees, directors, independent contractors and consultants.
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Related Person Transactions
The Board adopted a written policy for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or beneficial owners of more than 5% of our common stock (or their immediate family members) is implicated, each of whom we refer to as a “related person,” has a direct or indirect material interest.
If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to the chairperson of our Audit Committee. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Audit Committee. In approving or rejecting such proposed transactions, the Audit Committee is required to consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including the material terms of the transaction, risks, benefits, costs, availability of other comparable services or products and, if applicable, the impact on a director’s independence. Our Audit Committee approves only those transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests and those of our stockholders, as our Audit Committee determines in the good faith in the exercise of its discretion. In the event that any member of our Audit Committee is not a disinterested person with respect to the related person transaction under review, that member is excluded from the review and approval or rejection of such related person transaction and another director may be designated to join the Audit Committee for purposes of such review. Whenever practicable, the reporting, review and approval will occur prior to entering into the transaction. If advance review and approval is not practicable, the Audit Committee will review and may, in its discretion, ratify the related person transaction retroactively.
The following are summaries of certain provisions of our related person agreements and are qualified in their entirety by reference to all of the provisions of such agreements. Because these descriptions are only summaries of the applicable agreements, they do not necessarily contain all of the information that you may find useful. We therefore urge you to review the agreements in their entirety.

Director and Officer Indemnification Agreements
We entered into separate indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our Second Amended and Restated Certificate of Incorporation and By-Laws against (i) any and all expenses and liabilities, including judgments, fines, penalties, interest and amounts paid in settlement of any claim with our approval and counsel fees and disbursements, (ii) any liability pursuant to a loan guarantee, or otherwise, for any of our indebtedness, and (iii) any liabilities incurred as a result of acting on behalf of us (as a fiduciary or otherwise) in connection with an employee benefit plan. The indemnification agreements provide for the advancement or payment of expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our Second Amended and Restated Certificate of Incorporation and By-Laws. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to the foregoing provisions, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
We believe that these indemnification agreements, as well as our maintaining directors’ and officers’ liability insurance, help us to attract and retain qualified persons as directors and officers.
Related Person Transactions
The Company entered into the following related person transactions during 2024:
From time to time, institutional investors, such as large investment management firms, mutual fund management organizations and other financial organizations, become beneficial owners (through aggregation of holdings of their affiliates) of 5% or more of voting securities of the Company and, as a result, are considered a “related person.” These organizations may provide services to the Company or its benefit plans.
BlackRock, Inc., which beneficially owns more than 5% of the Company’s common stock, provides, on an arm’s length basis, investment management services to the Company for which the Company incurred fees of approximately $2.4 million during 2024.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with Section 14A of the Exchange Act, we are asking stockholders to approve, in a non-binding advisory vote, the compensation of the named executive officers as disclosed in this Proxy Statement.
This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers as described in this Proxy Statement.
Accordingly, the Board invites you to review carefully the “Compensation Discussion and Analysis,” “Executive Compensation,” and “Equity Compensation Plan Information” sections of this Proxy Statement, and cast a vote “FOR” the following resolution:
“RESOLVED, that stockholders APPROVE, on an advisory basis, the compensation of the Company’s named executive officers, as discussed and disclosed in the Compensation Discussion and Analysis, the executive compensation tables, and any narrative executive compensation disclosure contained in this Proxy Statement.”
The say-on-pay vote is advisory, and therefore not binding on us, the CNCG Committee or the Board. Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our named executive officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions. The Board and CNCG Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officers' compensation as disclosed in this Proxy Statement, the Board will consider the stockholders’ concerns and the CNCG Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NON-BINDING RESOLUTION TO APPROVE THE NAMED EXECUTIVE OFFICERS’ COMPENSATION AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL 3: APPROVE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCLUDE THE EXCULPATION OF OFFICERS
The Delaware General Corporation Law (the “DGCL”) was recently amended to permit Delaware companies to exculpate their officers, in addition to their directors, for personal liability in limited circumstances. After careful consideration, the Board approved an amendment and restatement of our Third Amended and Restated Certificate of Incorporation (the "Charter") to include the exculpation of officers pursuant to these recent amendments to the DGCL, subject to the approval of our stockholders.
As amended, the DGCL only permits, and our proposed amendment would only permit, exculpation of officers for claims that do not involve breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. In addition, the exculpation of officers would not apply to claims brought by or in the right of the Company, such as derivative claims. If the proposed amendment is adopted, the types of claims for which certain senior officers would be exculpated are a subset of those claims for which our directors are already exculpated under our Charter, as permitted by Delaware law.
Taking into account the limits on the type of claims for which officers’ liability would be exculpated, and the benefits the Board believes would accrue to the Company and its stockholders, the Board determined that it is in the best interests of the Company and our stockholders to amend the Charter as described herein.
The proposed amendments to Articles Sixth of the Charter are as follows, with added text underlined.
SIXTH: No director or Officer (as defined below) shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of any fiduciary duty as a director or Officer to the fullest extent authorized by the DGCL, as so amended. If the DGCL is amended hereafter to authorize the further elimination of liability of directors or Officers, then the liability of directors or Officers, as applicable, of the Corporation shall be eliminated to the fullest extent authorized by the DGCL, as so amended. Subject to the foregoing sentence, any repeal, amendment or other modification of this Article SIXTH shall not affect the application of this Article VI, as in effect immediately prior to such repeal, amendment, or other modification, to any director or Officer of the Corporation with respect to any acts or omissions occurring prior to such repeal, amendment or other modification. All references in this Article SIXTH to an “Officer” shall mean only a person who, at the time of an act or omission as to which liability is asserted, falls within the meaning of the term “officer,” as defined in Section 102(b)(7) of the DGCL.
The full text of the proposed Third Amended and Restated Certificate of Incorporation is included in Exhibit A to this Proxy Statement.
The affirmative vote of the holders of a majority of the outstanding shares of common stock is required to authorize the proposed amendment to the Charter. If this proposal to amend our Charter is approved by our stockholders, the resulting Third Amended and Restated Certificate of Incorporation for the Company will be filed with the Secretary of State of the State of Delaware shortly after the Annual Meeting. If this proposal to amend our Charter is not adopted and approved, the current Charter will remain unchanged.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO INCLUDE THE EXCULPATION OF OFFICERS AS PERMITTED BY DELAWARE LAW.

PROPOSAL 4: APPROVE THE KINSALE CAPITAL GROUP, INC. 2025 OMNIBUS INCENTIVE PLAN
On February 20, 2025, the Compensation, Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) unanimously approved and recommended that the Board approve, and on February 20, 2025, the Board unanimously approved and adopted, subject to the approval of the Company’s stockholders, the Kinsale Capital Group, Inc. 2025 Omnibus Incentive Plan (the “Plan”). The purposes of the Plan are to provide an additional incentive to selected employees, directors, independent contractors and consultants of the Company and its affiliates whose contributions are essential to the growth and success of the Company’s business, in order to strengthen the commitment of such persons to the Company and its subsidiaries, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company.

The Plan authorizes the Administrator (as defined below) to grant stock options, share appreciation rights, restricted shares, restricted stock units, other share-based awards, cash awards or any combination of the foregoing.

The Company currently maintains the Kinsale Capital Group, Inc. 2016 Omnibus Incentive Plan (the “2016 Plan”). The 2016 Plan will expire in accordance with its terms on July 27, 2016, and, if the Plan is approved by our shareholders, no further awards will be issued under the 2016 Plan on or following the date of the approval of the Plan.

Plan Highlights and Certain Important Provisions

The Plan contains a number of provisions that the Board believes are consistent with the interests of stockholders and sound corporate governance practices, including the following:

•Overall Share Limit. The total number of shares reserved under the Plan is 860,500 shares of Company common stock, subject to customary capitalization adjustments, plus any Shares subject to outstanding awards under the 2016 Plan as of the date that the stockholders of the Company approve the Plan that are forfeited or settled for cash.

•Change in Control “Double Trigger” Vesting. The Plan imposes “double-trigger” change in control vesting for equity awards that are assumed by an acquirer.

•No Liberal Recycling Provisions. The Plan provides that the following shares will not be recycled and will not be made available again for grant under the Plan: (i) those exchanged or withheld by the Company for the payment of an exercise price, base price or purchase price of any other award under the Plan; and (ii) those exchanged or withheld by the Company to satisfy the tax withholding obligations related to an award.

•No Repricing. The Company will not reprice underwater stock options or SARs under the Plan without shareholder approval other than as a result of certain customary capitalization adjustments.

•No Discount Stock Options or SARs. All stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of the underlying stock on the date of grant.

•Awards Generally Vest over at Least One Year. With certain exceptions, awards generally vest over a period of not less than one year from the date of grant.

•Award Clawback. All awards under the Plan are subject to recovery under any clawback or recoupment policy that the Company may adopt from time to time.

Historical Share Usage

As of March 27, 2025, 23,307,618 shares of our common stock were outstanding, including 125,597 shares subject to outstanding unvested restricted stock awards. In addition, as of March 27, 2025, there were 103,792 shares issuable upon exercise of stock options, all of which were vested, and 792,075 shares were available for future awards under the 2016 Plan. If the Plan is approved by our shareholders, no further awards will be issued under the 2016 Plan on or following the date the Plan is approved by our shareholders and the shares remaining available for grant of future awards under the 2016 Plan will not carry forward to the Plan.

The following table sets forth information regarding outstanding stock options and outstanding unvested restricted stock awards under the 2016 Plan as of March 27, 2025.

Outstanding Stock Options (#)	Weighted Average Exercise Price ($)	Weighted Average Remaining Term (Years)	Outstanding Unvested Restricted Stock Awards (#)
103,792	$16.00	1.33	125,597

New Plan Benefits

Future benefits under the Plan cannot be determined at this time because the grants are at the discretion of the Administrator and because their value may be dependent upon the satisfaction of vesting conditions and the future price of the Company’s common stock. No grants under the Plan have at this time been awarded or promised to any directors, employees or other eligible Plan participants.

Equity Compensation Plan Information

For information about our equity compensation plans as of December 31, 2024, please see the table under “Equity Compensation Plan Information” and related disclosure on page 34.

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

SUMMARY OF THE PLAN

The following brief summary of the Plan is not intended to be exhaustive and is qualified in its entirety by the terms of the Plan, a copy of which is set forth as Exhibit B to this Proxy Statement.

Administration

The Plan will be administered by the Administrator and will be administered in accordance with the requirements of Rule 16b-3 under the Exchange Act (“Rule 16b-3”), to the extent applicable. The Plan will be administered by the Board or, if applicable, any committee or subcommittee of the Board, or a designee thereof (the “Administrator”). Pursuant to the terms of the Plan, the Administrator, subject, in the case of any committee, to any restrictions on the authority delegated to it by the Board, will have the power and authority, without limitation:

•to select those eligible recipients who will be participants to whom awards will be granted;

•to determine whether and to what extent options, share appreciation rights, restricted shares, restricted stock units, cash awards, other share-based awards or a combination of any of the foregoing, are to be granted under the Plan;

•to determine the number of shares to be covered by each award under the Plan;

•to determine the terms and conditions, not inconsistent with the terms of the Plan, of each award granted under the Plan (including, but not limited to, (i) the restrictions applicable to restricted shares or restricted stock units and the conditions under which restrictions applicable to such restricted shares or restricted stock units will lapse, (ii) the performance goals and periods applicable to awards, (iii) the exercise price of each award, (iv) the vesting schedule applicable to each award, (v) the number of shares or amount of cash or other property subject to each award and (vi) subject to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) (to the extent applicable), any amendments to the terms and conditions of outstanding awards, including, but not limited to, extending the exercise period of such awards and accelerating the vesting and/or payment schedules of such awards);

•to determine the terms and conditions, not inconsistent with the terms of the Plan, which will govern all written instruments evidencing awards;

•to determine the fair market value in accordance with the terms of the Plan;

•to determine the duration and purpose of leaves of absence which may be granted to a participant without constituting termination of the participant’s employment for purposes of awards granted under the plan;

•to adopt, alter and repeal such administrative rules, regulations, guidelines and practices governing the Plan as it will from time to time deem advisable;

•to construe and interpret the terms and provisions of, and supply or correct omissions in, the Plan and any award issued under the Plan (and any award agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan; and

•to prescribe, amend and rescind rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws, which rules and regulations may be set forth in an appendix or appendixes to the Plan.

Notwithstanding the foregoing, but subject to the provisions of the Plan related to Changes in Capitalization (as defined in the Plan), the Company may not, without first obtaining the approval of the Company’s shareholders, (i) amend the terms of outstanding options or share appreciation rights to reduce the exercise price of such options or share appreciation rights, (ii) cancel outstanding options or share appreciation rights in exchange for options or share appreciation rights with an exercise price that is less than the exercise price of the original options or share appreciation rights or (iii) cancel outstanding options or share appreciation rights with an exercise price that is above the current per share stock price, in exchange for cash, property or other securities.

All decisions made by the Administrator pursuant to the provisions of the Plan will be final, conclusive and binding on all persons, including the Company and the participants. To the extent permitted by applicable law, no member of the Board or any committee thereof, nor any officer or employee of the Company or any subsidiary thereof acting on behalf of the Board or a committee thereof, will be liable for any action, omission, determination or interpretation taken or made in good faith with respect to the Plan or any Award, and all members of the Board or a committee thereof and each and any officer or employee of the Company and of any subsidiary thereof acting on their behalf will, to the maximum extent permitted by law, be fully indemnified by the Company in respect of any such action, omission, determination or interpretation.

Eligible Recipients

The Administrator is permitted in accordance with the terms of the Plan to grant awards under the Plan to employees, directors, independent contractors or consultants of the Company or any of its affiliates. However, no non-employee director under the Plan will be granted awards in any consecutive 12-month period in respect of shares having a fair market value of more than $750,000, with the fair market value of any Award as measured as of the applicable grant date.

As of March 27, 2025, the number of eligible employees was approximately 187 and the number of eligible directors was nine. Although the Plan allows for awards to be made to independent contractors and consultants, the Company does not currently intend to grant to these groups.

Shares Reserved for Issuance Under the Plan

Subject to the provisions of the Plan related to Changes in Capitalization, the number of shares of Company common stock that are reserved and available for issuance pursuant to awards granted under the Plan will be equal to 860,500 shares, plus any Shares subject to outstanding awards under the 2016 Plan as of the date that the stockholders of the Company approve the Plan that are forfeited or settled for cash. No more than 860,500 shares will be issued pursuant to the exercise of incentive stock options.

Shares issued under the Plan may, in whole or in part, be authorized but unissued shares or shares that will have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an award are forfeited, cancelled, exchanged or surrendered or if an award otherwise terminates or expires without a distribution of shares to the participant, the shares with respect to such award will, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for awards under the Plan. Notwithstanding the foregoing, shares surrendered or withheld as payment of either the exercise price of an award (including shares otherwise underlying an award of a share appreciation right that are retained by the Company to account for the exercise price of such share appreciation right) and/or withholding taxes in respect of an award will no longer be available for grant under the Plan. In addition, (i) to the extent an award is denominated in shares of Company common stock, but paid or settled in cash, the number of shares of Company common stock with respect to which such payment or settlement is made will again be available for grants of awards pursuant to the Plan and (ii) shares of Company common stock underlying awards that can only be settled in cash will not be counted against the aggregate number of shares of Company common stock available for awards under the Plan.

On March 27, 2025, the closing per-share price of the Company’s common stock on the NYSE was $486.75.

Minimum Vesting Period

Any award granted under the Plan will provide for a vesting period or performance period, as applicable, of at least one (1) year following the date of grant. Notwithstanding the foregoing, awards representing a maximum of five percent (5%) of the shares initially reserved for issuance under the Plan may be granted without any such minimum vesting condition.

Changes in Capitalization

In the event of any Change in Capitalization (as defined in the Plan), an equitable substitution or proportionate adjustment will be made in (i) the aggregate number of shares of common stock reserved for issuance under the Plan and the maximum number of shares that may be subject to awards granted to any participant in any calendar or fiscal year, (ii) the kind, number of securities subject to, and exercise price subject to outstanding options and share appreciation rights granted under the Plan, and (iii) the kind, number and purchase price of shares or other securities or the amount of cash or amount or type of other property subject to outstanding restricted shares, restricted stock units or other share-based awards granted under the Plan (and any fractional shares resulting from the adjustment will be eliminated). Such other equitable substitutions or adjustments will be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, but subject in all events to the requirements of Section 409A of the Code, for the cancellation of any outstanding Award granted hereunder in exchange for payment in cash or other property having an aggregate fair market value of the shares covered by such award, reduced by the aggregate exercise price or purchase price thereof, if any. However, if the exercise price or purchase price of any outstanding award is equal to or greater than the fair market value of the shares of common stock, cash or other property covered by such award, the Board may cancel such award without the payment of any consideration to the participant. Further, without limiting the generality of the foregoing, with respect to awards subject to foreign laws, adjustments made under the Plan will be made in compliance with applicable requirements.

Types of Awards

Stock Options

The Plan authorizes awards of stock options, which includes (i) a stock option that is intended to be and is designated an incentive stock option within the meaning of Section 422 of the Code (an “ISO”), and (ii) an option that is not designated as an ISO or that otherwise does not satisfy the requirements to be an ISO

(“Nonqualified Stock Option”). Subject to the limits of the Plan, the Administrator may grant options for such number of shares and having such terms as the Administrator designates.

Options will vest and be exercisable in the timeframe determined by the Administrator, which will be set forth in the applicable option award agreement. No option will be exercisable after ten years from the date such option is granted.

The exercise price of shares under an option is determined by the Administrator but will not be less than the fair market value of a share of common stock on the date of grant.

Under the Plan, to the extent permitted under applicable law and the relevant option award agreement, the Administrator in its sole discretion may make available one or more of the following alternatives for the payment in whole or in part of the option exercise price (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of shares otherwise issuable upon exercise), (ii) in the form of unrestricted shares already owned by the Participant which have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which such option will be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable laws or (iv) any combination of the foregoing. Options may be exercised in whole or in part by giving written notice under the Plan.

If an option is intended to qualify as and is designated as an ISO, and satisfies the requirements to be an ISO, then the fair market value, determined as of the date of grant, of ISOs that can first become exercisable in any calendar year will not exceed $100,000 without such excess amount ceasing to constitute an ISO. Any ISO granted to an owner of more than 10% of the total combined voting power of all classes of Company stock will have an exercise price that is not less than 110% of the fair market value of a share of the Company’s common stock on the grant date, and the term of the ISO will not exceed five years after the grant date.

Share Appreciation Rights (SARs)

The Plan authorizes awards of share appreciation rights (“SARs”) that are freestanding from an option award or granted in tandem with all or part of an option award. The terms and conditions of a SAR award will be set forth in an applicable award agreement, as determined by the Administrator, in its sole discretion; provided, however, SARs granted in tandem with options will generally be exercisable only at such time or times and to the extent that the options to which they relate are exercisable under the Plan.

A freestanding SAR generally entitles the holder, upon exercise of the SAR, to receive payment up to, but not more than, an amount determined by multiplying (i) the excess of the fair market value of a share of common stock on the date of exercise over the base price established for such SAR on its grant date, by (ii) the number of shares as to which such SAR is being exercised. A SAR granted in tandem with an option award generally entitles the holder, upon exercise, to receive payment up to, but not more than, the number of shares equal in value to the number determined by multiplying (i) the excess of the fair market value of a share as of the date of exercise over the exercise price specified in the related option, by (ii) the number of shares in respect of which the related SAR is being exercised.

The base price for each SAR will be not less than the fair market value of a share of common stock on the grant date of the SAR. No SAR may be exercised after ten years from the date such SAR is granted.

Restricted Shares and Restricted Stock Units

Restricted shares or restricted stock units may be issued either alone or in addition to other awards granted under the Plan. Each participant who is granted restricted shares or restricted stock units will enter into an award agreement with the Company, containing such terms and conditions as the Administrator will determine, in its sole discretion, which award agreement will set forth, among other things, the number of shares to be awarded; the price, if any, to be paid by the participant for the acquisition of restricted shares or restricted stock units; the period of time restrictions, performance goals or other conditions that apply to delivery or vesting of such awards; and all other conditions applicable to the restricted shares and restricted stock units. If the restrictions, performance goals or conditions established by the Administrator are not attained, a participant will forfeit his or her restricted shares or restricted stock units, in accordance with the terms of the grant.

Except as otherwise provided in an award agreement relating to a restricted share award, the holder of such award will generally have all rights as a Company shareholder during the restricted period, including, but not limited to, voting rights and the right to receive dividends applicable to all holders of common stock. Notwithstanding the preceding sentence, any dividends declared during the restricted period with respect to the restricted share award will only become payable if (and to the extent) the underlying restricted shares vest.

The holder of a restricted stock unit award will generally have no rights of a shareholder during the restricted period, including voting or dividend or other distribution rights, with respect to any restricted stock units prior to the date they are settled in shares of common stock, although, to the extent an award agreement provides for dividend-equivalent rights with respect to dividends declared during the restricted period applicable to a grant of restricted stock units, any amount payable in respect of such dividend-equivalent rights will be payable only at the time (and to the extent) the shares underlying such restricted stock units are delivered to the participant.

The Administrator reserves the right under the Plan to provide (either at or after the grant thereof) that any restricted stock unit represent the right to receive the amount of cash per unit that is determined by the Administrator in connection with the award.

Other Share-Based Awards

Subject to the limits described in the Plan, and in addition to the awards described above, the Administrator may issue other share-based awards, either alone or in addition to other awards (other than in connection with options and SARs), as it determines to be in the best interests of the Company. Subject to the provisions of the Plan, the Administrator may determine the individuals to whom and the times at which such other share-based awards will be granted, the number of shares of common stock to be granted pursuant to such other share-based awards, the manner in which such other share-based awards will be settled (e.g., in shares of common stock, cash or other property), or the conditions to the vesting and/or payment or settlement of such other share-based awards (which may include achievement of performance goals) and all other terms and conditions of such other share-based awards.

Any dividend or dividend equivalent awarded in connection with such other share-based award will be subject to the same conditions, restrictions and risks of forfeiture as the underlying awards to which they relate, and will only become payable if (and to the extent) the underlying awards vest.

Cash Awards

The Administrator may grant awards that are payable solely in cash and subject to the terms, conditions, restrictions and limitations determined by the Administrator, in its sole discretion. Cash awards may be granted with value and payment contingent upon the achievement of performance goals.

Transfer of Awards

Until such time as the awards are fully vested and/or exercisable in accordance with the Plan or an award agreement, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any award or any agreement or commitment to do any of the foregoing by any holder thereof in violation of the provisions of the Plan or an award agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator.

Change in Control

Except as provided in the applicable award agreement, in the event that (a) a Change in Control (as defined in the Plan) occurs and (b) either (x) an outstanding award is not assumed or substituted in connection therewith or (y) an outstanding award is assumed or substituted in connection therewith and the participant’s employment, tenure or service is terminated by the Company, its successor or an affiliate thereof without Cause or by the Participant for Good Reason (if applicable, each as defined in the Plan) on or after the effective date of the Change in Control but prior to twenty-four (24) months following the Change in Control, then (1) any unvested or unexercisable portion of any award carrying a right to exercise will become fully vested and exercisable and (2) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an award granted under the Plan will lapse and such awards will be deemed fully vested and any performance conditions imposed with respect to such awards will be deemed to be achieved at the greater of target or actual performance levels.

An outstanding award will be considered to be assumed or substituted for if, following the Change in Control, the award remains subject to the same terms and conditions that were applicable to the award immediately prior to the Change in Control except that, if the award related to shares of Company common stock, the award instead confers the right to receive common stock of the acquiring entity (or such other security or entity as may be determined by the Administrator, in its sole discretion).

Amendment and Termination

The Board can amend, alter or terminate the Plan at any time, but no amendment, alteration or termination will be made that would impair the rights of a participant without the participant’s consent. The Board will obtain approval of the Company’s stockholders as required to comply with applicable law or the rules of any stock exchange on which the Company’s common stock is listed. The Administrator may amend the terms of any award granted, provided that no such amendment will materially impair the rights of any participant under the Plan without the participant’s consent.

Term of Plan

No award will be granted pursuant to the Plan on or after the tenth anniversary of the effective date of the Plan, but awards granted prior may extend beyond that date.

Clawback

Notwithstanding any other provisions in the Plan, any award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

Federal Income Tax Effects

The federal income tax consequences applicable to the Company and grantees in connection with awards under the Plan are complex and depend, in large part, on the surrounding facts and circumstances. Under current federal income tax laws, a participant will generally recognize income, and the Company will be entitled to a deduction, with respect to awards under the Plan as follows:

•Incentive Stock Options. The grant of an ISO will not result in any immediate tax consequences to the Company or the optionee. An optionee will not realize taxable income, and the Company will not be entitled to any deduction, upon the timely exercise of an ISO, but the excess of the fair market value of the common stock acquired over the exercise price will be an item of tax preference for purposes of the alternative minimum tax. If the optionee does not dispose of the common stock acquired within one year after its receipt (or within two years after the date the option was granted), the gain or loss realized on the subsequent disposition of the common stock will be treated as long-term capital gain or loss and the Company will not be entitled to any deduction. If the optionee disposes of the common stock acquired less than one year after its receipt (or within two years after the option was granted), the optionee will realize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the common stock acquired on the date of exercise over the exercise price, or (ii) if the disposition is a taxable sale or exchange, the amount of any gain realized. Upon such a disqualifying disposition, the Company will be entitled to a deduction in the same amount and at the same time as the optionee realizes such ordinary income. Any amount realized by the optionee in excess of the fair market value of the common stock on the date of exercise will be taxed to the optionee as capital gain.

•Nonqualified Stock Options and SARs. The grant of a Nonqualified Stock Option or SAR will not result in any immediate tax consequences to the Company or the grantee. Upon the exercise of a Nonqualified Stock Option or SAR, the grantee will generally realize ordinary income equal to the excess of the fair market value of the common stock acquired over the exercise price or base price, as the case may be. The Company will be entitled to a deduction at the same time as, and in an amount equal to, the income realized by the grantee.

•Restricted Share Awards. A grantee generally will not realize taxable income upon an award of restricted share awards. However, a grantee who receives restricted shares will realize as ordinary income at the time of the lapse of the restrictions an amount equal to the fair market value of the common stock at the time of such lapse. Alternatively, and if permitted by the Administrator, a grantee may elect to realize ordinary income on the date of receipt of the restricted shares. The Company will be entitled to a deduction at the same time as, and in an amount equal to, the income realized by the grantee.

•Restricted Stock Units. A grantee generally will not realize taxable income upon an award of restricted stock units. A grantee will recognize ordinary income in the year in which the shares or cash equivalent subject to the awards are actually issued (or the amount of cash paid) to the grantee, in an amount equal to the fair market value of the shares on the issuance date and/or the amount of any cash payable on the payment date (and subject to income tax withholding in respect of an employee).

•Other Share-Based Awards. A grantee who receives other share-based awards will realize as ordinary income at the time of the lapse of the restrictions (or, in the case of phantom stock awards, at the time of delivery) an amount equal to the fair market value of the common stock or cash delivered of such lapse. The Company will be entitled to a deduction at the same time as, and in an amount equal to, the income realized by the grantee.

•Cash Awards. A grantee who receives a cash award will realize as ordinary income an amount equal to the cash delivered, and the Company will be entitled to a deduction at the same time as, and in an amount equal to, the income realized by the grantee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE KINSALE CAPITAL GROUP, INC. 2025 OMNIBUS INCENTIVE PLAN

PROPOSAL 5: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected KPMG LLP (“KPMG”) as our independent registered public accounting firm to perform the audit of the Company’s consolidated financial statements as of and for the year ending December 31, 2025 and the effectiveness of internal control over financial reporting as of December 31, 2025 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of KPMG will be present at the Annual Meeting, have an opportunity to make a statement if they so desire and be available to respond to appropriate questions.
The Board is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and its stockholders.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE RATIFICATION THE APPOINTMENT OF KPMG
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Fees Paid to Independent Registered Public Accounting Firm
Aggregate fees billed for professional services rendered by KPMG LLP for the years ended December 31, 2024 and 2023 were as follows:

	2024	2023
Audit Fees	$1,022,231	$917,353
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,022,231	$917,353

Audit Fees.   Audit fees consist of fees related to (i) audits of the Company’s annual financial statements, internal control over financial reporting, and statutory statements, (ii) interim reviews of quarterly financial statements, (iii) work generally only the independent registered public accounting firm can reasonably provide, such as consents and comfort letters, and (iv) associated expenses.
Pre-Approval of Services
The Audit Committee must review and pre-approve all audit and non-audit services performed by the Company’s independent auditor prior to the engagement. The Audit Committee may delegate pre-approval authority to one or more of its members, who will report any pre-approval decisions at the next scheduled meeting.

COMMITTEE REPORTS
Audit Committee Report
Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for performing an assessment of the effectiveness of internal control. KPMG LLP (“KPMG”) is responsible for performing an independent audit of the Company’s financial statements and expressing opinions on the conformity of the Company’s financial statements with U.S. generally accepted accounting principles and the effectiveness of the Company’s internal control over financial reporting.
The Audit Committee has reviewed and discussed with the management of the Company and KPMG, with and without management present, the audited financial statements for the fiscal year ended December 31, 2024, management’s assessment of the Company’s internal control over financial reporting and KPMG’s opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2024. The Audit Committee has discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee also has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with KPMG its independence. The Audit Committee also has considered whether KPMG’s provision of non-audit services, if any, to the Company is compatible with the independent registered public accounting firm’s independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the financial statements referred to above be included in the Company’s Annual Report to Stockholders for the year ended December 31, 2024 for filing with the SEC.
The Audit Committee’s responsibility is to monitor and oversee the audit and financial reporting processes. However, the members of the Audit Committee are not practicing certified public accountants or professional auditors and rely, without independent verification, on the information provided to them and on the representations made by management, and the report issued by the independent registered public accounting firm.
Audit Committee Members:
Steven J. Bensinger, Chair, Teresa P. Chia, Mary Jane B. Fortin, James J. Ritchie

Compensation, Nominating, and Corporate Governance Committee Report

The CNCG Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” appearing in this Proxy Statement. Based on such review and discussions, the CNCG Committee recommended to the Board that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement for the Annual Meeting and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Compensation, Nominating, and Corporate Governance Committee Members:
Gregory M. Share, Chair, Robert V. Hatcher, III, Robert Lippincott, III

ADDITIONAL INFORMATION
Requirements for Stockholder Proposals to be Brought Before Next Year’s Annual Meeting
In order for a proposal by a stockholder of the Company to be eligible to be included in the Company’s proxy statement for the 2026 annual meeting of stockholders pursuant to the proposal process mandated by SEC rules, the proposal must be received by the Company on or before December 8, 2025 and must comply with the informational and other requirements set forth in Regulation 14A under the Exchange Act.
Notice of any director nomination or other proposal that you intend to bring before the 2026 annual meeting of stockholders must be delivered to, or mailed and received by, our Secretary, at Kinsale Capital Group, Inc., 2035 Maywill Street, Suite 100, Richmond, VA 23230 not earlier than the close of business on January 22, 2026 and not later than the close of business on February 21, 2026. However, if the date of the 2026 annual meeting of stockholders is advanced or delayed more than 25 days of May 22, 2026 (anniversary date of the 2025 Annual Meeting) then such notice must be received by us no later than the tenth day following the day on which notice of the date of the 2026 annual meeting was made or public announcement of the date of the meeting was first made by us, whichever first occurs.
In order for stockholders to give timely notice of nominations for directors, other than our nominees, for inclusion on a universal proxy card in connection with the 2026 annual meeting of stockholders, notice must be submitted to the Company no later than March 23, 2026, which is 60 calendar days prior to the anniversary date of the 2025 Annual Meeting, and must comply with the requirements of Regulation 14A under the Exchange Act. In addition, your notice must set forth the information required by our By-Laws with respect to each director nomination or other proposal that you intend to present at the 2026 annual meeting of stockholders. Copies of the provisions of our By-Laws applicable to stockholder nominations and proposals will be forwarded to any stockholder upon written request.
Other Matters
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

EXHIBIT A
THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
KINSALE CAPITAL GROUP, INC.
The undersigned, Michael P. Kehoe, certifies that he is the Chairman of the Board and Chief Executive Officer, of Kinsale Capital Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), and does hereby further certify as follows:
(1) The name of the Corporation is Kinsale Capital Group, Inc.
(2) The name under which the Corporation was originally incorporated in the State of Delaware following its domestication from the Islands of Bermuda was Kinsale Capital Group Bermuda, Ltd. with the Certificate of Domestication of Non-United States Corporation and the original Certificate of Incorporation filed with the Secretary of State of the State of Delaware on September 5, 2014. The original Certificate of Incorporation was amended on September 5, 2014 by filing a certificate of ownership and merger with the Secretary of State of the State of Delaware, pursuant to which the Corporation changed its name to Kinsale Capital Group, Inc.
(3) An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 28, 2016 (the “First Amended and Restated Certificate of Incorporation”).
(4) A Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 24, 2018 (the “Second Amended and Restated Certificate of Incorporation”)
(5) Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”), this Third Amended and Restated Certificate of Incorporation has been duly adopted in accordance therewith and restates and integrates and further amends the Second Amended and Restated Certificate of Incorporation, as heretofore amended and supplemented.
The text of the Second Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

FIRST: The name of the Corporation is Kinsale Capital Group, Inc. (the “Corporation”).
SECOND: The address of the Corporation’s registered office in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware, County of New Castle, 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the DGCL.
FOURTH:
(a)     Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 500,000,000 of which the Corporation shall have authority to issue 400,000,000 shares of common stock, each having a par value of one cent ($0.01) per share (the “Common Stock”), and 100,000,000 shares of preferred stock, each having a par value of one cent ($0.01) per share (the “Preferred Stock”).
(b) Common Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions, of the Common Stock are as follows:
(1) Each holder of record of shares of Common Stock shall be entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders of the Corporation on which holders of Common Stock are entitled to vote.
(2) The holders of shares of Common Stock shall not have cumulative voting rights (as defined in Section 214 of the DGCL).
(3) Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Third Amended and Restated Certificate of Incorporation, as it may be amended from time to time, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation if, as and when declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.
(4) In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after payment or provision for the payment of the debt and liabilities of the Corporation and subject to the prior payment in full of the preferential amounts, if any, to which any series of Preferred Stock may be entitled, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Corporation remaining for distribution in proportion to the number of shares held by them, respectively.
(5) No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

(c) Preferred Stock. The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the DGCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes of stock or any other series of stock; (iii) entitled to such rights upon any liquidation, dissolution or winding-up, whether voluntary or involuntary, of the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or shares of any other series of the same class of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

(d) Power to Sell and Purchase Shares. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class or of shares of another series of such class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class or of shares of another series of such class, and as otherwise permitted by law.

FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(a) The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors. In addition to the powers and authority expressly conferred upon the Board of Directors by applicable law, this Third Amended and Restated Certificate of Incorporation or the Amended and Restated By-Laws of the Corporation (as amended from time to time, the “By-Laws”), the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL and this Third Amended and Restated Certificate of Incorporation.

(b) The number of directors of the Corporation shall be fixed from time to time exclusively by resolution of the Board of Directors.

(c) Each director shall be elected at each annual meeting of stockholders for a term expiring at the next succeeding annual meeting of stockholders and each director shall remain in office until his or her successor shall have been duly elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal. If the number of directors is increased, any additional director elected to fill a newly created directorship shall hold office for a term expiring at the next annual meeting of stockholders. In no case will a decrease in the number of directors shorten the term of any incumbent director.

(d) Subject to the terms of any one or more classes or series of Preferred Stock then outstanding, any vacancy on the Board of Directors that results from (i) removal of a director, (ii) an increase in the number of directors or (iii) death, resignation, retirement, disqualification or any other cause, will be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum remains, including by a sole remaining director. Any director elected to fill a vacancy resulting from an increase in the number of directors shall hold office for a term expiring at the next succeeding annual meeting of stockholders. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. The right of stockholders to fill vacancies on the Board of Directors is hereby specifically denied.

(e) Notwithstanding the foregoing, the election, term, removal and filling of vacancies with respect to directors, if any, elected separately by the holders of one or more classes or series of Preferred Stock shall not be governed by this Article FIFTH, but rather shall be as provided for in the resolutions adopted by the Board of Directors creating and establishing such class or series of Preferred Stock.

SIXTH: No director or Officer (as defined below) shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of any fiduciary duty as a director or Officer to the fullest extent authorized by the DGCL, as so amended. If the DGCL is amended hereafter to authorize the further elimination of liability of directors or Officers, then the liability of directors or Officers, as applicable, of the Corporation shall be eliminated to the fullest extent authorized by the DGCL, as so amended. Subject to the foregoing sentence, any repeal, amendment or other modification of this Article SIXTH shall not affect the application of this Article VI, as in effect immediately prior to such repeal, amendment, or other modification, to any director or Officer of the Corporation with respect to any acts or omissions occurring prior to such repeal, amendment or other modification. All references in this Article SIXTH to an “Officer” shall mean only a person who, at the time of an act or omission as to which liability is asserted, falls within the meaning of the term “officer,” as defined in Section 102(b)(7) of the DGCL.

SEVENTH: The Corporation shall indemnify any person that is or was a director or officer (and any person that is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation (or such other corporation, partnership, joint venture, trust or other enterprise) and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.
The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SEVENTH.
The rights to indemnification and to the advance of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Third Amended and Restated Certificate of Incorporation, the By-Laws, any statute or other law, by agreement, vote of stockholders or approval of the directors of the Corporation or otherwise.
Any repeal or modification of this Article SEVENTH shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws.

NINTH: Except as otherwise required by law, special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called at any time only (i) by the Chairman of the Board of Directors, (ii) by the Chief Executive Officer (or, in the absence of a Chief Executive Officer, the President) of the Corporation or (iii) pursuant to a resolution duly adopted by a majority of the Board of Directors. Any power of the stockholders to call a special meeting of stockholders is hereby specifically denied.

Advance notice of stockholder nominations for the election of directors of the Corporation and of business to be brought by stockholders before any meeting of stockholders of the Corporation shall be given in the manner provided in the By-Laws. No business other than that stated in the notice of such meeting (or any amendment or supplement thereto), which notice, in the case of a special meeting called by a stockholder or stockholders, shall include all business requested by such stockholder or stockholders to be transacted at such meeting, shall be transacted at any special meeting.

TENTH: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws. The affirmative vote of at least a majority of the Board of Directors shall be required to adopt, amend, alter or repeal the By-Laws. The By-Laws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of a majority of the Voting Stock.

ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Third Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed in the DGCL, and all rights conferred upon stockholders herein are granted subject to such reservation.

TWELFTH: The Court of Chancery of the State of Delaware shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (a) any actual or purported derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation’s stockholders or creditors, (c) any action asserting a claim against the Corporation or any director or officer of the Corporation arising pursuant to any provision of the DGCL, this Third Amended and Restated Certificate of Incorporation or the By-Laws, or (d) any action asserting a claim against the Corporation or any director or officer of the Corporation governed by the internal affairs doctrine; provided, however, that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state court sitting in the State of Delaware. Any person or entity purchasing or otherwise acquiring any interest in the shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article TWELFTH.

THIRTEENTH: If any provision or provisions of this Third Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Third Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Third Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Third Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Third Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent authorized or permitted by law.

IN WITNESS WHEREOF, the Corporation has caused this Third Amended and Restated Certificate of Incorporation to be executed on its behalf this [●] day of May, 2025.

KINSALE CAPITAL GROUP, INC.

By: _____________________________
Michael P. Kehoe
Chairman and Chief Executive Officer

Exhibit B
Kinsale Capital Group, Inc. 2025 Omnibus Incentive Plan
Section 1.Purpose of Plan. The name of the Plan is the Kinsale Capital Group, Inc. 2025 Omnibus Incentive Plan. The purposes of the Plan are to provide an additional incentive to selected employees, directors, independent contractors and consultants of the Company or its Affiliates whose contributions are essential to the growth and success of the Company’s business, in order to strengthen the commitment of such persons to the Company and its Subsidiaries, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company. To accomplish such purposes, the Plan provides that the Company may grant Options, Share Appreciation Rights, Restricted Shares, Restricted Stock Units, Other Share-Based Awards, Cash Awards or any combination of the foregoing.
Section 2.Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:
(a)“Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 hereof.
(b)“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. An entity shall be deemed an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.
(c)“Applicable Laws” means the applicable requirements under U.S. federal and state corporate laws, U.S. federal and state securities laws, including the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan, as are in effect from time to time.
(d)“Award” means any Option, Share Appreciation Right, Restricted Share, Restricted Stock Unit, Other Share-Based Award or Cash Award granted under the Plan.
(e)“Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award.
(f)“Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.
(g)“Board” means the Board of Directors of the Company.
(h)“Bylaws” mean the bylaws of the Company, as may be amended and/or restated from time to time.

(i)“Cash Award” means cash awarded under Section 11 of the Plan, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.
(j)“Cause” shall have the meaning assigned to such term in any individual employment or severance agreement or Award Agreement with the Participant or, if no such agreement exists or if such agreement does not define “Cause,” Cause means (i) the conviction, guilty plea or plea of “no contest” by the Participant to any felony or a crime involving moral turpitude or the Participant’s commission of any other act or omission involving dishonesty or fraud, (ii) the substantial and repeated failure of the Participant to perform duties of the office held by the Participant, (iii) the Participant’s gross negligence, willful misconduct or breach of fiduciary duty with respect to the Company or any of its Subsidiaries or Affiliates, and/or (iv) any breach by the Participant of any restrictive covenants to which the Participant is subject. Any voluntary termination of Employment by the Participant in anticipation of an involuntary termination of the Participant’s employment for Cause shall be deemed to be a termination for Cause.
(k)“Change in Capitalization” means any (i) merger, amalgamation, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) special or extraordinary dividend or other extraordinary distribution (whether in the form of cash, Common Stock or other property), stock split, reverse stock split, share subdivision or consolidation, (iii) combination or exchange of shares or (iv) other change in corporate structure, which, in any such case, the Administrator determines, in its sole discretion, affects the Shares such that an adjustment pursuant to Section 5 hereof is appropriate.
(l)“Change in Control” means an event set forth in any one of the following paragraphs shall have occurred:
(1)any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person or any securities acquired directly from the Company or any Affiliate thereof) representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (3) below; or
(2)the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended (“Incumbent Directors”); or
(3)there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary with any other corporation or other entity, other than (i) a merger or consolidation which results in (A) the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (B) the Incumbent Directors continuing immediately thereafter to represent at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger or consolidation is then a Subsidiary, the ultimate parent thereof, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or
(4)the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.
Notwithstanding the foregoing, (i) a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions and (ii) for each Award that constitutes deferred compensation under Section 409A of the Code, and to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.
(m)“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.
(n)“Committee” means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and any other qualifications required by the applicable stock exchange on which the Common Stock is traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Certificate of Incorporation or Bylaws of the Company, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.
(o)“Common Stock” means the common stock, par value $0.01 per share, of the Company.
(p)“Company” means Kinsale Capital Group, Inc., a Delaware corporation (or any successor company, except as the term “Company” is used in the definition of “Change in Control” above).
(q)“Disability” means, with respect to any Participant, that such Participant as determined by the Administrator in its sole discretion, is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.
(r)“Effective Date” has the meaning set forth in Section 19 hereof.
(s)“Eligible Recipient” means an employee, director, independent contractor or consultant of the Company or any Affiliate of the Company who has been selected as an eligible participant by the Administrator; provided, however, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, an Eligible Recipient of an Option or a Stock Appreciation Right means an employee, non-employee director, independent contractor or consultant of the Company or any Affiliate of the Company with respect to whom the Company is an “eligible issuer of service recipient stock” within the meaning of Section 409A of the Code.
(t)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(u)“Exercise Price” means, with respect to any Option, the per share price at which a holder of such Option may purchase Shares issuable upon exercise of such Award, and, with respect to a Share Appreciation Right, the base price per share of such Share Appreciation Right, which, with respect to Options and Share Appreciation Rights, in any event will not be less than one hundred percent (100%) of the Fair Market Value of a related share of Common Stock on the date of grant.
(v)“Fair Market Value” of a share of Common Stock or another security as of a particular date shall mean the fair market value as determined by the Administrator in its sole discretion; provided, however, that (i) if the Common Stock or other security is admitted to trading on a national securities exchange, the fair market value on any date shall be the closing sale price reported on the prior day, or if no shares were traded on such prior day, on the last preceding date for which there was a sale of a share of Common Stock on such exchange, or (ii) if the Common Stock or other security is then traded in an over-the-counter market, the fair market value on any date shall be the average of the closing bid and asked prices for such share in such over-the-counter market for the last preceding date on which there was a sale of such share in such market.
(w)“Good Reason” has the meaning assigned to such term or an analogous term in any employment agreement or severance agreement or plan or Award Agreement.
(x)“ISO” means an Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.
(y)“Nonqualified Stock Option” shall mean an Option that is not designated as an ISO.
(z)“Option” means an option to purchase shares of Common Stock granted pursuant to Section 7 hereof. The term “Option” as used in the Plan includes the terms “Nonqualified Stock Option” and “ISO.”
(aa)“Other Share-Based Award” means a right or other interest granted pursuant to Section 10 hereof that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the Common Stock, including, but not limited to, unrestricted Shares, restricted stock units, dividend equivalents or performance units, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms or conditions as permitted under the Plan.
(ab)“Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 below, to receive grants of Awards, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.
(ac)“Performance Goals” means performance goals based on criteria selected by the Administrator in its sole discretion.

(ad)“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any Subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company.
(ae)“Plan” means this Kinsale Capital Group, Inc. 2025 Omnibus Incentive Plan.
(af)“Prior Plan” means the Kinsale Capital Group, Inc. 2016 Omnibus Incentive Plan, as amended.
(ag)“Restricted Shares” means Shares granted pursuant to Section 9 below subject to certain restrictions that lapse at the end of a specified period (or periods) and/or upon attainment of specified performance objectives.
(ah)“Restricted Stock Unit” means the right granted pursuant to Section 9 hereof to receive a Share at the end of a specified restricted period (or periods) of time and/or upon attainment of specified performance objectives.
(ai)“Shares” means Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, amalgamation, consolidation or other reorganization) security.
(aj)“Share Appreciation Right” means the right pursuant to an Award granted under Section 8 below to receive an amount equal to the excess, if any, of (i) the aggregate Exercise Price, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.
(ak)“Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person. An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.
Section 3.Administration.
(a)The Plan shall be administered by the Administrator and shall be administered in accordance with the requirements of Rule 16b-3 under the Exchange Act (“Rule 16b-3”), to the extent applicable.

(b)Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:
(1)to select those Eligible Recipients who shall be Participants;
(2)to determine whether and to what extent Options, Share Appreciation Rights, Restricted Shares, Restricted Stock Units, Cash Awards, Other Share-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;
(3)to determine the number of Shares to be covered by each Award granted hereunder;
(4)to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder (including, but not limited to, (i) the restrictions applicable to Restricted Shares or Restricted Stock Units and the conditions under which restrictions applicable to such Restricted Shares or Restricted Stock Units shall lapse, (ii) the Performance Goals and periods applicable to Awards, (iii) the Exercise Price of each Award, (iv) the vesting schedule applicable to each Award, (v) the number of Shares or amount of cash or other property subject to each Award and (vi) subject to the requirements of Section 409A of the Code (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the vesting and/or payment schedules of such Awards);
(5)to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Awards;
(6)to determine the Fair Market Value in accordance with the terms of the Plan;
(7)to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment for purposes of Awards granted under the Plan;
(8)to adopt, alter and repeal such administrative rules, regulations, guidelines and practices governing the Plan as it shall from time to time deem advisable;
(9)to construe and interpret the terms and provisions of, and supply or correct omissions in, the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan; and
(10)to prescribe, amend and rescind rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws, which rules and regulations may be set forth in an appendix or appendixes to the Plan.
(c)Notwithstanding the foregoing, but subject to Section 5, the Company may not, without first obtaining the approval of the Company’s shareholders, (i) amend the terms of outstanding Options or Stock Appreciation Rights to reduce the Exercise Price of such Options or Stock Appreciation Rights, (ii) cancel outstanding Options or Stock Appreciation Rights in exchange for Options or Stock Appreciation Rights with an Exercise Price that is less than the Exercise Price of the original Options or Stock Appreciation Rights or (iii) cancel outstanding Options or Stock Appreciation Rights with an Exercise Price that is above the current per share stock price, in exchange for cash, property or other securities.
(d)All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. To the extent permitted by applicable law, no member of the Board or the Committee, nor any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be liable for any action, omission, determination or interpretation taken or made in good faith with respect to the Plan or any Award, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified by the Company in respect of any such action, omission, determination or interpretation.
(e)The Administrator may, in its sole discretion, delegate its authority, in whole or in part, under this Section 3 (including, but not limited to, its authority to grant Awards under the Plan, other than its authority to grant Awards under the Plan to any Participant who is subject to reporting under Section 16 of the Exchange Act) to one or more officers of the Company, subject to the requirements of applicable law or any stock exchange on which the Shares are traded.
Section 4.Shares Reserved for Issuance Under the Plan.
(a)Subject to Section 5 hereof, the number of shares of Common Stock that are reserved and available for issuance pursuant to Awards granted under the Plan shall be equal to 860,500 Shares, plus any Shares subject to outstanding awards under the Prior Plan as of the Effective Date that are forfeited or settled for cash.
(b)Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any Shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Notwithstanding the foregoing, Shares surrendered or withheld as payment of either the Exercise Price of an Award (including Shares otherwise underlying an Award of a Share Appreciation Right that are retained by the Company to account for the Exercise Price of such Share Appreciation Right) and/or withholding taxes in respect of an Award shall no longer be available for grant under the Plan. In addition, (i) to the extent an Award is denominated in shares of Common Stock, but paid or settled in cash, the number of shares of Common Stock with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan and (ii) shares of Common Stock underlying Awards that can only be settled in cash shall not be counted against the aggregate number of shares of Common Stock available for Awards under the Plan.
(c)No more than 860,500 Shares shall be issued pursuant to the exercise of ISOs.
(d)Any Award granted under the Plan shall provide for a vesting period or performance period, as applicable, of at least one (1) year following the date of grant. Notwithstanding the preceding sentence, Awards representing a maximum of five percent (5%) of the Shares initially reserved for issuance under Section 4(a) may be granted hereunder without any such minimum vesting condition.
Section 5.Equitable Adjustments. In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number of shares of Common Stock reserved for issuance under the Plan pursuant to Section 4 and the maximum number of Shares that may be subject to Awards granted to any Participant in any calendar or fiscal year, (ii) the kind, number of securities subject to, and Exercise Price subject to outstanding Options and Share Appreciation Rights granted under the Plan, and (iii) the kind, number and purchase price of Shares or other securities or the amount of cash or amount or type of other property subject to outstanding Restricted Shares, Restricted Stock Units or Other Share-Based Awards granted under the Plan; provided, however, that any fractional shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, but subject in all events to the requirements of Section 409A of the Code, for the cancellation of any outstanding Award granted hereunder in exchange for payment in cash or other property having an aggregate Fair Market Value of the Shares covered by such Award, reduced by the aggregate Exercise Price or purchase price thereof, if any; provided, however, that if the Exercise Price or purchase price of any outstanding Award is equal to or greater than the Fair Market Value of the shares of Common Stock, cash or other property covered by such Award, the Board may cancel such Award without the payment of any consideration to the Participant. Further, without limiting the generality of the foregoing, with respect to Awards subject to foreign laws, adjustments made hereunder shall be made in compliance with applicable requirements. Except to the extent determined by the Administrator, any adjustments to ISOs under this Section 5 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code. The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.
Section 6.Eligibility. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from those individuals that qualify as Eligible Recipients, provided, however, that no non-employee director under the Plan shall be granted Awards and/or paid a cash retainer or fee in any calendar year under the Plan or any other arrangement with the Company having an aggregate value of more than $750,000, with the Fair Market Value of any Award as measured as of the applicable grant date.
Section 7.Options.
(a)General. Options granted under the Plan shall be designated as Nonqualified Stock Options or ISOs. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option, and whether the Option is intended to be an ISO or a Nonqualified Stock Option (and in the event the Award Agreement has no such designation, the Option shall be a Nonqualified Stock Option). The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement.
(b)Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant.
(c)Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate.
(d)Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established performance goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.
(e)Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of whole Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by Applicable Laws or (iv) any combination of the foregoing.
(f)ISOs. The terms and conditions of ISOs granted hereunder shall be subject to the provisions of Section 422 of the Code and the terms, conditions, limitations and administrative procedures established by the Administrator from time to time in accordance with the Plan. At the discretion of the Administrator, ISOs may be granted only to an employee of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary.
(1)ISO Grants to 10% Stockholders. Notwithstanding anything to the contrary in the Plan, if an ISO is granted to a Participant who owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary, the term of the ISO shall not exceed five (5) years from the time of grant of such ISO and the Exercise Price shall be at least one hundred and ten percent (110%) of the Fair Market Value of the Shares on the date of grant.
(2)$100,000 Per Year Limitation For ISOs. To the extent the aggregate Fair Market Value (determined on the date of grant) of the Shares for which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess ISOs shall be treated as Nonqualified Stock Options.
(3)Disqualifying Dispositions. Each Participant awarded an ISO under the Plan shall notify the Company in writing immediately after the date he or she makes a “disqualifying disposition” of any Share acquired pursuant to the exercise of such ISO. A “disqualifying disposition” is any disposition (including any sale) of such Shares before the later of (i) two years after the date of grant of the ISO and (ii) one year after the date the Participant acquired the Shares by exercising the ISO. The Company may, if determined by the

Administrator and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an ISO as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such shares.
(g)Rights as Stockholder. A Participant shall have no rights to dividends, dividend equivalents or distributions or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, and has paid in full for such Shares and has satisfied the requirements of Section 16 hereof.
(h)Termination of Employment or Service. Unless otherwise provided by the Committee or in the applicable Award Agreement:
(1)In the event that the employment or service of a Participant with the Company and all Affiliates thereof (including by reason of the Participant’s employer ceasing to be an Affiliate of the Company) shall terminate for any reason other than Cause, Disability, or death, (A) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is ninety (90) days after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.
(2)In the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate on account of the Disability or death of the Participant, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is six (6) months after such termination, on which date they shall expire and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.
(3)In the event of the termination of a Participant’s employment or service for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.
(4)The Award Agreement with respect to an Option that is granted to a Participant resident in the state of California may not provide terms that are more detrimental to the Participant then the following: unless a Participant’s employment is terminated for cause (as determined in the discretion of the Administrator), the Participant shall be entitled to exercise the Option until the earlier of (i) the expiration date of the Option or (ii) if the termination of employment was caused by the Participant’s death or Disability, the date which is at least six months following such termination of employment or (iii) if the termination of employment was for a reason other than death or Disability, the date which is at least 30 days following such termination of employment.
(i)Other Change in Employment Status. An Option shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment status of a Participant, in the discretion of the Administrator.
Section 8.Share Appreciation Rights.
(a)General. Share Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Share Appreciation Rights shall be made. Each Participant who is granted a Share Appreciation Right shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall set forth, among other things, the number of Shares to be awarded, the Exercise Price per Share, and all other conditions of Share Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates. The provisions of Share Appreciation Rights need not be the same with respect to each Participant. Share Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.
(b)Awards; Rights as Stockholder. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the shares of Common Stock, if any, subject to a Stock Appreciation Right until the Participant has given written notice of the exercise thereof and has satisfied the requirements of Section 16 hereof.
(c)Exercisability.
(1)Share Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.
(2)Share Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 hereof and this Section 8 of the Plan.
(d)Payment Upon Exercise.

(1)Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price per share specified in the Free Standing Right multiplied by the number of Shares in respect of which the Free Standing Right is being exercised.
(2)A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.
(3)Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Share Appreciation Right in cash (or in any combination of Shares and cash).
(e)Termination of Employment or Service. Unless otherwise provided by the Committee or in the applicable Award Agreement:
(1)In the event that the employment or service of a Participant with the Company and all Affiliates thereof (including by reason of the Participant’s employer ceasing to be an Affiliate of the Company) shall terminate for any reason other than Cause, Disability, or death, (A) Share Appreciation Rights granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is ninety (90) days after such termination, on which date they shall expire, and (B) Share Appreciation Rights granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Share Appreciation Right shall be exercisable after the expiration of its term.
(2)In the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate on account of the Disability, or death of the Participant, (A) Share Appreciation Rights granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is six (6) months after such termination, on which date they shall expire and (B) Share Appreciation Rights granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Share Appreciation Right shall be exercisable after the expiration of its term.

(3)In the event of the termination of a Participant’s employment or service for Cause, all outstanding Share Appreciation Rights granted to such Participant shall expire at the commencement of business on the date of such termination.
(f)Term.
(1)The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.
(2)The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.
(g)Other Change in Employment Status. Share Appreciation Rights shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment status of a Participant, in the discretion of the Administrator.
Section 9.Restricted Shares and Restricted Stock Units.
(a)General. Restricted Shares or Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Restricted Shares or Restricted Stock Units shall be made. Each Participant who is granted Restricted Shares or Restricted Stock Units shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall set forth, among other things, the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares or Restricted Stock Units; the period of time restrictions, Performance Goals or other conditions that apply to delivery or vesting of such Awards (the “Restricted Period”); and all other conditions applicable to the Restricted Shares and Restricted Stock Units. If the restrictions, Performance Goals or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Shares or Restricted Stock Units, in accordance with the terms of the grant. The provisions of the Restricted Shares or Restricted Stock Units need not be the same with respect to each Participant.
(b)Awards and Certificates. Except as otherwise provided below in Section 9(c), (i) each Participant who is granted an Award of Restricted Shares may, in the Company’s sole discretion, be issued a share certificate in respect of such Restricted Shares; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to any such Award.

The Company may require that the share certificates, if any, evidencing Restricted Shares granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Shares, the Participant shall have delivered a share transfer form, endorsed in blank, relating to the Shares covered by such Award. Certificates for shares of unrestricted Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in such Restricted Stock Award.
With respect to Restricted Stock Units to be settled in Shares, at the expiration of the Restricted Period, share certificates in respect of the shares of Common Stock underlying such Restricted Stock Units may, in the Company’s sole discretion, be delivered to the Participant, or his legal representative, in a number equal to the number of shares of Common stock underlying the Restricted Stock Units Award.
Notwithstanding anything in the Plan to the contrary, any Restricted Shares or Restricted Stock Units to be settled in Shares (at the expiration of the Restricted Period, and whether before or after any vesting conditions have been satisfied) may, in the Company’s sole discretion, be issued in uncertificated form.
Further, notwithstanding anything in the Plan to the contrary, with respect to Restricted Stock Units, at the expiration of the Restricted Period, Shares, or cash, as applicable, shall promptly be issued (either in certificated or uncertificated form) to the Participant, unless otherwise deferred in accordance with procedures established by the Company in accordance with Section 409A of the Code, and such issuance or payment shall in any event be made within such period as is required to avoid the imposition of a tax under Section 409A of the Code.
(c)Restrictions and Conditions. The Restricted Shares or Restricted Stock Units granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Section 409A of the Code where applicable, thereafter:
(1)The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant’s termination of employment or service with the Company or any Affiliate thereof, or the Participant’s death or Disability. Notwithstanding the foregoing, upon a Change in Control, the outstanding Awards shall be subject to Section 13 hereof.
(2)Except as provided in the applicable Award Agreement, the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Shares during the Restricted Period; provided, however, that dividends declared during the Restricted Period with respect to a Restricted Share Award shall only become payable if (and to the extent) the underlying Restricted Shares vest. Except as provided in the applicable Award Agreement, the

Participant shall generally not have the rights of a stockholder with respect to Shares subject to Restricted Stock Units during the Restricted Period; provided, however, that, subject to Section 409A of the Code, an amount equal to dividends declared during the Restricted Period with respect to the number of Shares covered by Restricted Stock Units or Restricted Shares that vest upon the achievement of Performance Goals shall, unless otherwise set forth in an Award Agreement, be paid to the Participant at the time (and to the extent) Shares in respect of the related Restricted Stock Units are delivered to the Participant or the Restricted Period with respect to the Restricted Shares that vest upon the achievement of Performance Goals expires, provided that the Participant is then providing services to the Company. Certificates for Shares of unrestricted Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Shares or Restricted Stock Units, except as the Administrator, in its sole discretion, shall otherwise determine.
(3)The rights of Participants granted Restricted Shares or Restricted Stock Units upon termination of employment or service as a director, independent contractor or consultant to the Company or to any Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.
(d)Form of Settlement. The Administrator reserves the right in its sole discretion to provide (either at or after the grant thereof) that any Restricted Stock Unit represent the right to receive the amount of cash per unit that is determined by the Administrator in connection with the Award.
Section 10.Other Share-Based Awards. Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including but not limited to dividend equivalents, may be granted either alone or in addition to other Awards (other than in connection with Options or Share Appreciation Rights) under the Plan. Any dividend or dividend equivalent awarded hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as the underlying Award. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the individuals to whom and the time or times at which such Other Share-Based Awards shall be granted. Each Participant who is granted an Other Share-Based Award shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall set forth, among other things, the number of shares of Common Stock to be granted pursuant to such Other Share-Based Awards, or the manner in which such Other Share-Based Awards shall be settled (e.g., in shares of Common Stock, cash or other property), or the conditions to the vesting and/or payment or settlement of such Other Share-Based Awards (which may include, but not be limited to, achievement of performance criteria) and all other terms and conditions of such Other Share-Based Awards.

Section 11.Cash Awards. The Administrator may grant Awards that are denominated in, or payable to Participants solely in, cash, as deemed by the Administrator to be consistent with the purposes of the Plan, and, such Cash Awards shall be subject to the terms, conditions, restrictions and limitations determined by the Administrator, in its sole discretion, from time to time. Awards granted pursuant to this Section 11 may be granted with value and payment contingent upon the achievement of Performance Goals.
Section 12.Change in Control. Except as provided in the applicable Award Agreement, in the event that (a) a Change in Control occurs and (b) either (x) an outstanding Award is not assumed or substituted in connection therewith or (y) an outstanding Award is assumed or substituted in connection therewith and the Participant’s employment, tenure or service is terminated by the Company, its successor or an Affiliate thereof without Cause or by the Participant for Good Reason (if applicable) on or after the effective date of the Change in Control but prior to twenty-four (24) months following the Change in Control, then:
(a)any unvested or unexercisable portion of any Award carrying a right to exercise shall become fully vested and exercisable; and
(b)the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan shall lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be achieved at the greater of target or actual performance levels.
For purposes of this Section 12, an outstanding Award shall be considered to be assumed or substituted for if, following the Change in Control, the Award remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change in Control except that, if the Award related to Shares, the Award instead confers the right to receive common stock of the acquiring entity (or such other security or entity as may be determined by the Administrator, in its sole discretion, pursuant to Section 5 hereof).
Section 13.Amendment and Termination. The Board may amend, alter or terminate the Plan, but no amendment, alteration or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent. Unless the Board determines otherwise, the Board shall obtain approval of the Company’s stockholders for any amendment that would require such approval in order to satisfy the requirements of any rules of the stock exchange on which the Common Stock is traded or other Applicable Law. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 5 of the Plan and the immediately preceding sentence, no such amendment shall materially impair the rights of any Participant without his or her consent.
Section 14.Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 15.Withholding Taxes. Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for purposes of applicable taxes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, an amount in respect of such taxes up to the maximum statutory rates in the Participant’s applicable jurisdiction with respect to the Award, as determined by the Company. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount that will not cause adverse accounting consequences for the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another governmental entity in satisfaction of Participant’s tax obligations. Whenever Shares or property other than cash are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related taxes to be withheld and applied to the tax obligations; provided, that, with the approval of the Administrator, a Participant may satisfy the foregoing requirement by either (i) electing to have the Company withhold from delivery of Shares or other property, as applicable, or (ii) by delivering already owned unrestricted shares of Common Stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. Such already owned and unrestricted shares of Common Stock shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined and any fractional share amounts resulting therefrom shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Award.
Section 16.Transfer of Awards. Until such time as the Awards are fully vested and/or exercisable in accordance with the Plan or an Award Agreement, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio and shall not create any obligation or liability of the Company, and any Person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of such Shares or other property underlying such Award. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option or a Share Appreciation Right may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal Disability, by the Participant’s guardian or legal representative.

Section 17.Continued Employment. Neither the adoption of the Plan nor the grant of an Award shall confer upon any Eligible Recipient any right to continued employment or service with the Company or any Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.
Section 18.Effective Date. The Plan was adopted on February 20, 2025, subject to approval by the Company’s stockholders, and became effective on May [●], 2025 (the “Effective Date”).
Section 19.Electronic Signature. Participant’s electronic signature of an Award Agreement shall have the same validity and effect as a signature affixed by hand.
Section 20.Term of Plan. No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.
Section 21.Securities Matters and Regulations.
(a)Notwithstanding anything herein to the contrary, the obligation of the Company to sell or deliver Shares with respect to any Award granted under the Plan shall be subject to all Applicable Laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Administrator, in its sole discretion, deems necessary or advisable.
(b)Each Award is subject to the requirement that, if at any time the Administrator determines that the listing, registration or qualification of Shares is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no such Award shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.
(c)In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Administrator may require a Participant receiving Common Stock pursuant to the Plan, as a condition precedent to receipt of such Common Stock, to represent to the Company in writing that the Common Stock acquired by such Participant is acquired for investment only and not with a view to distribution.

Section 22.Section 409A of the Code. The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.
Section 23.Notification of Election Under Section 83(b) of the Code. If any Participant shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within ten (10) days after filing notice of the election with the Internal Revenue Service.
Section 24.No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
Section 25.Beneficiary. A Participant may file with the Administrator a written designation of a beneficiary on such form as may be prescribed by the Administrator and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.
Section 26.Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.
Section 27.Severability. If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.
Section 28.Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).
Section 29.Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles of conflicts of law of such state.

PROXY CARD

KINSALE CAPITAL GROUP

SCAN TO
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V62636-P25456 KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KINSALE CAPITAL GROUP, INC.

The Board of Directors recommends a vote FOR all nominees and a vote FOR proposals 2, 3, 4 and 5.

1. Election of nine directors:

		For	Against	Abstain
1a.	Steven J. Bensinger	☐	☐	☐
1b.	Teresa P. Chia	☐	☐	☐
1c.	Mary Jane. B. Fortin	☐	☐	☐
1d.	Robert V. Hatcher, III	☐	☐	☐
1e.	Michael P. Kehoe	☐	☐	☐
1f.	Anne C. Kronenberg	☐	☐	☐
1g.	Robert Lippincott, III	☐	☐	☐
1h.	Frederick L. Russell, Jr.	☐	☐	☐
1i.	Gregory M. Share	☐	☐	☐

		For	Against	Abstain
2.	Advisory vote to approve executive compensation	☐	☐	☐
3.	Approval of an Amendment to the Company's Certificate of Incorporation to include the exculpation of officers	☐	☐	☐
4.	Approval of the Kinsale Capital Group, Inc. 2025 Omnibus Incentive Plan	☐	☐	☐
5.	Ratification of the appointment of KPMG LLP as Independent Registered Public Accounting Firm for fiscal year 2025	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

2025 Annual Meeting Admission Ticket

2025 Annual Meeting of
Kinsale Capital Group, Inc. Stockholders

Thursday, May 22, 2025, 10:30 a.m. Eastern Daylight Time
The Commonwealth Club
401 W. Franklin Street, Richmond, VA 23220

Upon arrival, please present this admission ticket
and photo identification at the registration desk.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V62637-P25456

Proxy - Kinsale Capital Group, Inc.

Proxy Solicited by Board of Directors for Annual Meeting — May 22, 2025

Michael P. Kehoe and Bryan P. Petrucelli, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Kinsale Capital Group, Inc. to be held on May 22, 2025 or any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees in Proposal 1 and FOR Proposals 2, 3, 4 and 5.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)